UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A 101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by Registrant [  X  ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:
[     ]    Preliminary Proxy Statement
[     ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[     ]    Definitive Additional Materials
[     ]    Soliciting Material Pursuant to §240.14a-12

COMMUNITY WEST BANCSHARES
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing Fee (Check all boxes that apply):
[ X ]    No fee required.
[    ]    Fee paid previously with preliminary materials.
[    ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

7100 N. Financial Drive, Suite 101
Fresno, California 93720

April 10, 2026

Dear Shareholder:

In connection with the 2026 Annual Meeting of Shareholders to be held at 3:00 p.m. on Wednesday, May 27, 2026, at the Company’s corporate office, located at 7100 N. Financial Drive, Suite 101, Fresno, California 93720, we are enclosing the following:

1.    Notice of Annual Meeting of Shareholders

2.    Proxy Statement

3.    Proxy Card

4.    Company’s Annual Report for the year ended December 31, 2025

It is important that your shares be represented at the Annual Meeting.  In order to ensure your shares are voted at the Annual Meeting, whether or not you plan to attend the Annual Meeting, you can vote through the Internet, by telephone, or by mail. This proxy statement, Notice of Annual Meeting of Shareholders, form of proxy, and the Annual Report of the Company for the year ended December 31, 2025 are first being made available to shareholders on or about April 16, 2026.
    We appreciate your support and look forward to seeing you at the Annual Meeting on May 27, 2026.

Cordially, /s/ Daniel J. Doyle Daniel J. Doyle Chairman of the Board /s/ James J. Kim James J. Kim Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING:
THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS, ALONG WITH THE COMPANY’S REPORT ON FORM 10-K TO SHAREHOLDERS ARE AVAILABLE AT: WWW.INVESTORVOTE.COM/CWBC2026

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS OF
COMMUNITY WEST BANCSHARES

TO THE SHAREHOLDERS OF COMMUNITY WEST BANCSHARES:
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of the Shareholders of Community West Bancshares will be held at 7100 N. Financial Drive, Suite 101, Fresno, CA 93720, on Wednesday, May 27, 2026, at 3:00 p.m. for the following purposes:
(1)To elect 13 directors to the Board of Directors;
(2)To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026;
(3)To adopt a non-binding advisory resolution approving executive compensation; and
(4)To transact such other business as may properly come before the Annual Meeting.

The names of the Board of Directors’ nominees to be directors of Community West Bancshares are set forth in the accompanying Proxy Statement and are incorporated herein by reference.
Only shareholders of record at the close of business on April 8, 2026, are entitled to notice of, and to vote at, the Annual Meeting. Every shareholder is invited to attend the Annual Meeting in person or by proxy. If you do not expect to be present at the Annual Meeting, you can vote through the Internet, by telephone, or by mail. Instructions regarding Internet and telephone voting, as well as instructions for requesting printed copies of the meeting materials and a physical proxy card are included.
Dated: April 10, 2026
/s/ Daniel J. Doyle
Daniel J. Doyle
Chairman of the Board

WHETHER OR NOT YOU PLAN TO ATTEND THIS ANNUAL MEETING, PLEASE
VOTE THROUGH THE INTERNET, BY TELEPHONE, OR BY MAIL AS PROMPTLY AS POSSIBLE

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
OF
COMMUNITY WEST BANCSHARES
To Be Held on May 27, 2026
Corporate Headquarters
7100 N. Financial Drive, Suite 101, Fresno, California 93720
_____________________________________

GENERAL INFORMATION FOR SHAREHOLDERS

The following information is furnished in connection with the solicitation of the accompanying proxy by and on behalf of the Board of Directors (the “Board”) of Community West Bancshares (the “Company”) for use at the Annual Meeting of Shareholders to be held at the Company’s corporate office located at 7100 N. Financial Drive, Suite 101, Fresno, California 93720, on Wednesday, May 27, 2026 at 3:00 p.m. Only shareholders of record at the close of business on April 8, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had outstanding and entitled to vote at the Annual Meeting, and any adjournments thereof 27,106,375 shares of its common stock, no par value (“Common Stock”). This proxy statement will be first made available to shareholders on or about April 16, 2026.
Vote By Proxy
As many of the Company’s shareholders are not expected to attend the Annual Meeting in person, the Company solicits proxies so that each shareholder is given an opportunity to vote. Shares represented by a duly executed proxy in the accompanying form, received by the Board prior to the Annual Meeting, will be voted at the Annual Meeting. A shareholder executing a proxy card through the Internet, by telephone, or by mail may revoke the proxy at any time prior to the exercise of the authority granted by the proxy by (i) filing with the secretary of the Company an instrument revoking it or a duly executed proxy card bearing a later date; or (ii) attending the Annual Meeting and voting in person. A proxy is also revoked when written notice of the death or incapacity of the maker of the proxy is received by the Company before the vote is counted. Voting online, by telephone, or by mail will not affect your right to attend the Annual Meeting and vote.
The proxy holders, James J. Kim and Steven D. McDonald, both of whom are directors of the Company, will vote all shares of Common Stock represented by the proxies unless authority to vote such shares is withheld or the proxy is revoked. However, the proxy holders cannot vote the shares of the shareholder unless the shareholder votes their shares online at www.envisionreports.com/CWBC2026, by telephone, or by mail. Online, telephone, or mail voting also confers upon the proxy holders the discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was made available on the Internet, which may properly be presented for action at the Annual Meeting, including a motion to adjourn, and with respect to procedural matters pertaining to the conduct of the Annual Meeting. The total expense of soliciting the proxies in the accompanying form will be borne by the Company. While proxies are normally solicited by mail, proxies may also be solicited directly by officers, directors and employees of the Company or its subsidiary, Community West Bank (the “Bank”). Such officers, directors and employees will not be compensated for this service beyond normal compensation to them. If management determines that the Company should engage proxy solicitation agents to obtain sufficient votes for proposals, the cost of such agents would be borne by the Company.
If you properly vote online, by telephone, or by mail, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:
FOR the election of all nominees for director named herein;
FOR ratification of the selection of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
FOR ratification of a non-binding advisory resolution approving executive compensation.
For the election of directors (Proposal 1), a shareholder may withhold authority for the proxy holders to vote for any one or more of the nominees by indicating on the proxy card in the manner instructed on the proxy card. Unless authority to vote for the nominees is withheld, the proxy holders will vote the proxies received by them for the election of the nominees listed on the proxy card as directors of the Company. Your proxy does not have an obligation to vote for nominees not identified on the proxy card (that is, write-in candidates). Should any shareholder attempt to “write in” a vote for a nominee not identified on the card (and described in these proxy materials), your proxy will not vote the shares represented by your proxy card for any such write-in candidate, but will instead vote the shares for any and all other indicated candidates. If any of the nominees should be unable or decline to serve, which is not now anticipated, your proxy will have discretionary authority to vote for a substitute who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, your proxy intends to vote all of the proxies in such a manner as will assure the election of as many of the nominees identified on the proxy card as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders, in their sole discretion.
Boxes and a designated blank space are provided on the proxy card for shareholders to indicate if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director.
Shares Held in the Name of Your Broker
If your shares are held by your broker, sometimes called “street name” shares, you must vote your shares through your broker. You should receive a form from your broker asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine, but not on non-routine matters. A “broker non-vote” occurs when your broker does not vote on a particular proposal because the broker does not receive instructions from the beneficial owner and does not have discretionary authority. Proposal 1 (election of directors) and Proposal 3 (executive compensation) are non-routine items on which a broker may vote only if the beneficial owner has provided voting instructions. Proposal 2 (ratification of independent registered public accounting firm) is a routine item.
Procedures For Attending the Annual Meeting
Only shareholders owning the Company’s Common Stock on the Record Date, or their legal proxy holders, are entitled to attend the Annual Meeting. You must present photo identification for admittance. If you are a shareholder of record, your name will be verified against the list of shareholders of record on the Record Date prior to your admission to the Annual Meeting. If you are not a shareholder of record but hold shares through a bank, broker or other nominee, you must provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to the Record Date, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.
Quorum for the Meeting
A quorum of shareholders is necessary to hold a valid meeting. The presence at the annual meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.
Voting in Person
If you plan to attend the Annual Meeting and desire to vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney from your nominee in order to vote at the Annual Meeting.
Shareholders whose shares are registered in their own names may vote through the Internet, by telephone, or by mail, and instructions are set forth on the Shareholder Meeting Notice. The Internet voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.
Required Vote for Each Proposal
Approval of Proposal 1 (election of directors) requires a plurality of votes cast for each nominee. This means that the 13 nominees who receive the most votes will be elected. So, if you do not vote for a particular nominee, or if you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Abstentions will not have any effect on the outcome of the vote. Broker non-votes will not count as a vote on the proposal and will not affect the outcome of the vote.
Approval of Proposal 2 (ratification of independent registered public accounting firm) and Proposal 3 (executive compensation) require a vote that satisfies two criteria: (i) the affirmative vote for the proposal must constitute a majority of the shares of Common Stock present or represented by proxy and voting on the proposal at the Annual Meeting; and (ii) the affirmative vote for the proposal must constitute a majority of the shares of Common Stock required to constitute the quorum. For purposes of Proposals 2 and 3, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. However, abstentions and broker non-votes will affect the outcome under clause (ii) if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the voting power required to constitute a quorum. The ratification of the appointment of the independent registered public accounting firm for 2026 is a matter on which a broker or other nominee is generally empowered to vote and, therefore, no broker non-votes are expected to exist with respect to Proposal 2.

Shareholders Entitled to Vote
Only shareholders of record at the close of business on April 8, 2026, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, the Company had outstanding 27,106,375 shares of Common Stock.
The Company’s Annual Report to Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are included on the Company’s online voting site at www.envisionreports.com/ CWBC2026. A paper copy of these materials may be requested online at www.envisionreports.com/CWBC2026, by calling 1-866-641-4276, or by emailing investorvote@computershare.com.
You can also find out more information about us at our website www.communitywestbank.com. Our website is available for information purposes only and should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement. On our website you can access electronically filed copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 filings, and amendments to those reports and filings, free of charge. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including the Company.

SHAREHOLDINGS OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Management does not know of any person who owns, beneficially or of record, either individually or together with associates, 5% or more of the outstanding shares of Common Stock, except as set forth in the table below.
The following table sets forth, as of the Record Date, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of the Company’s directors, Named Executive Officers (“NEOs”) and holders of more than 5% of the Common Stock and by the Company’s directors and executive officers as a group. The shares “beneficially owned” are determined under Securities and Exchange Commission rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, principal shareholder or executive officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of the Record Date. Shares of restricted stock issued to officers and directors are subject to forfeiture to the Company, but are eligible to vote at the Annual Meeting. Information respecting 5% shareholders is presented in reliance on information provided by the shareholders. For purposes of the table below, the address for all directors and officers is 7100 N. Financial Drive, Suite 101, Fresno, California 93720. The percentage ownership is calculated based on 27,106,375 shares of Common Stock outstanding.

		Positions Held With the Company	Director or Officer Since	Shares Beneficially Owned as of the Record Date
Name	Age			Number		Percent of Class
Robert H. Bartlein	78	Director	2024	442,696	(1)	1.63%
Daniel N. Cunningham	89	Director	2000	317,381	(2)	1.17%
Daniel J. Doyle	79	Chairman of the Board and Director	2000	99,997	(3)	*
F. T. “Tommy” Elliott, IV	49	Director	2013	90,294	(4)	*
Robert J. Flautt	75	Director	2017	33,833	(5)	*
Jagroop "Jay" Gill	61	Vice Chairman and Director	2026	583,067		2.15%
James J. Kim	50	Chief Executive Officer, President and Director **	2018	58,849	(6)	*
Blaine C. Lauhon	63	Executive Vice President and Chief Operating Officer **	2019	26,071	(7)	*
Shannon R. Livingston	43	Executive Vice President and Chief Financial Officer **	2023	21,648	(8)	*
James W. Lokey	78	Director	2024	15,175	(9)	*
Andriana D. Majarian	53	Director	2020	20,868	(10)	*
Jeffrey M. Martin	52	Executive Vice President and Chief Banking Officer **	2022	24,617	(11)	*
Steven D. McDonald	76	Secretary and Director	2000	328,394	(12)	1.21%
Martin E. Plourd	68	Director**	2024	213,658	(13)	*
Dorothea D. Silva	53	Director	2019	12,145	(14)	*
Kirk B. Stovesand	63	Director	2024	82,332	(15)	*
Dora Westerlund	54	Director	2026	13,908		*
Fourthstone LLC				1,599,235	(16)	5.76%
575 Maryville Centre Drive
Suite 110, St. Louis, MO 63141
BlackRock, Inc.				1,650,051	(17)	6.09%
50 Hudson Yards
New York, NY 10001
All directors and executive officers of the Company and the Bank as a group (20 in number)				2,446,796		9.03%

* Beneficial ownership does not exceed one percent of Common Stock outstanding.
**     As used throughout this Proxy Statement, the term “executive officer” means the president, any executive vice president in charge of a principal business unit or function, and any other officer or person who performs a policy making function for the Company or the Bank. Mr. Plourd was an executive officer of the Company only and retired as President on March 31, 2026, at which time Mr. Kim assumed the additional title of President. Mr. Lauhon and Mr. Martin are executive officers of the Bank only. Each executive officer serves on an annual basis and must be appointed by the Board annually pursuant to the Bylaws of the Company (or the Bylaws of the Bank, in the case of Mr. Lauhon and Mr. Martin).
(1)Includes 1,819 shares of restricted stock that have not vested which Mr. Bartlein has the right to vote.
(2)Includes 68,518 shares held by a trust in which Mr. Cunningham is the trustee. Includes 87,120 shares held as trustee for the Bradley and Joanne Quinn Living Trust as to which Mr. Cunningham disclaims beneficial ownership, and 122,508 shares held under a power of attorney executed in favor of Mr. Cunningham by Eric Quinn as to which Mr. Cunningham disclaims beneficial ownership. Also includes 1,819 shares of restricted stock that have not vested which Mr. Cunningham has the right to vote. Mr. Cunningham is expected to retire as a Director on May 27, 2026.
(3)Includes 94,997 shares held by a trust in which Mr. Doyle is the trustee. Also 1,819 shares of restricted stock that have not vested which Mr. Doyle has the right to vote.
(4)Includes 22,211 shares owned of record by Mr. Elliott, IV’s children, and 10,000 shares held under a power of attorney executed in favor of Mr. Elliott, IV by F.T. Elliott, III as to which Mr. Elliott, IV disclaims beneficial ownership. Also includes 1,819 shares of restricted stock that have not vested which Mr. Elliott, IV has the right to vote.
(5)Includes 14,997 shares held by a trust in which Mr. Flautt is trustee, which includes 1,819 shares of restricted stock that have not vested which Mr. Flautt has the right to vote.
(6)Includes 16,730 shares of restricted stock that have not vested which Mr. Kim has the right to vote.
(7)Includes 5,911 shares of restricted stock that have not vested which Mr. Lauhon has the right to vote.
(8)Includes 14,627 shares of restricted stock that have not vested which Ms. Livingston has the right to vote.
(9)Includes 1,819 shares of restricted stock that have not vested which Mr. Lokey has the right to vote.
(10)Includes 20,868 shares held by a trust in which Ms. Majarian is trustee, which includes 1,819 shares of restricted stock that have not vested which Ms. Majarian has the right to vote.
(11)Includes 12,451 shares of restricted stock that have not vested which Mr. Martin has the right to vote.
(12)Includes 1,608 shares held by Mr. McDonald’s spouse, and 17,121 shares held by a trust in which Mr. McDonald is a trustee. Also includes 1,819 shares of restricted stock that have not vested which Mr. McDonald has the right to vote.
(13)Includes 101,122 options that are exercisable within 60 days after the Record Date (vested) and treated as issued and outstanding for the purpose of computing the percent of the class owned and the percent of class owned by all Directors and executive officers as a group, but not for the purpose of computing the percent of class owned by any other person. Also includes 1,819 shares of restricted stock that have not vested which Mr. Plourd has the right to vote.
(14)Includes 2,839 shares held by a trust in which Ms. Silva is the trustee. Also includes 1,819 shares of restricted stock that have not vested which Ms. Silva has the right to vote.
(15)Includes 1,819 shares of restricted stock that have not vested which Mr. Stovesand has the right to vote.
(16)Include 1,310,897 shares as disclosed on Form 13F dated December 31, 2025, plus an additional 288,388 shares based on previously owned shares of United Security Bancshares (637,917 shares as disclosed on Form 13F dated December 31, 2025), converted to shares of Common Stock using a per share conversion ratio of 0.4520 per the Agreement and Plan of Merger, dated as of December 16, 2025, between the Company and United Security Bancshares.
(17)Shares as reported on a Schedule 13G.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL NO. 1
ELECTION OF DIRECTORS OF THE COMPANY
The Bylaws of the Company provide a nomination procedure for election of members of the Board, which procedure is included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may, in his or her discretion, be disregarded by the Chairman of the Annual Meeting and, upon his or her instruction, the inspector of election shall disregard all votes cast for such nominee(s).
The Bylaws of the Company provide that the Board will consist of not less than nine and not more than 15 directors. The number of directors is set by the Board and is currently set at 14; however, Daniel N. Cunningham has announced his intention to retire from the Board effective May 27, at which time it is expected that the Board will decrease the number of directors constituting the Board to 13. Accordingly, the number of directors to be elected at the Annual Meeting is 13. Each director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified.
All proxies will be voted for the election of the following 13 nominees recommended by the Board, all of whom are incumbent directors, unless authority to vote for the election of directors is withheld. If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board. The Board has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below. There is no family relationship between any of the directors or principal officers.
MEMBERS OF AND NOMINEES FOR THE BOARD OF DIRECTORS
The following is a brief account of the business experience for at least the past five years of each nominee to the Board along with Daniel N. Cunningham, who is currently a member of the Board but has announced his intention to retire before the Annual Meeting. The Company, formerly named Central Valley Community Bancorp, completed an acquisition of Community West Bancshares (“CWB”) on April 1, 2024. Contemporaneously with the completion of the merger, the Company changed its name from Central Valley Community Bancorp to Community West Bancshares. On April 1, 2026, the Company completed an acquisition of United Security Bancshares (“USB”). In connection with the acquisition, Jagroop “Jay” Gill and Dora Westerlund, former directors of USB were appointed to the Board effective April 1, 2026.
ROBERT H. BARTLEIN was appointed as director of the Company and Bank on April 1, 2024, following the completion of the acquisition of CWB, where he was a founder and director. Mr. Bartlein served as Vice Chairman of the Company and Bank from April 1, 2024 through April 1, 2026. He is President and CEO of Bartlein & Company Inc., a property management company founded in 1969 with three California offices as well as offices in other states. Mr. Bartlein is a graduate of the University of Wisconsin-Madison with a degree in Finance, Investments and Banking, and did post-graduate study at the University of Wisconsin-Milwaukee. Mr. Bartlein is past President and a Director of the American Lung Association of Santa Barbara and Ventura Counties. As President of Bartlein & Company, Inc., Mr. Bartlein has substantial real estate experience with broad business exposure. He is knowledgeable in real estate transactions, real estate law, credit analysis, accounting, income tax law and finance. Mr. Bartlein is particularly familiar with the Central Coast real estate market and is active in the community. We believe that Mr. Bartlein’s real estate knowledge and experience, as well as his knowledge of coastal markets qualifies him to serve on our Board.
DANIEL N. CUNNINGHAM is a founding director of the Company and the Bank. He is also a Director Emeritus of Quinn Group, Inc. and previously served as its Chief Financial Officer. He holds BS and MS degrees in accounting from Fresno State University and is a Certified Public Accountant, which qualifies him as a financial expert on the Company’s Audit Committee. Mr. Cunningham has been a director of the Company since 2000, a director of the Bank since 1979, and has served on the boards of large privately held companies. He has farmed in the San Joaquin Valley for many years and has served in local non-profit organizations. We believe that Mr. Cunningham’s 45 years of board experience in the banking industry, including 16 years as Chairman, along with extensive knowledge of banking laws and regulations combined with his finance and accounting background qualifies him to serve on our Board and as one of our “financial experts”. Mr. Cunningham has announced his intention to retire May 27, 2026, and accordingly is not nominated for re-election.
DANIEL J. DOYLE joined the Company in June of 1998, and served as President and CEO until his retirement in January 2015. Since retiring, Mr. Doyle continued with the Company and the Bank as Chairman of the Boards of each. Prior to coming to the Company, Mr. Doyle served as Regional President for US Bank in Washington State and was the first President and CEO of US Bank of California, both greatly successful tenures leading up to his long career at the Company. Under his leadership the Company experienced phenomenal financial success as a community bank in California’s San Joaquin Valley. Mr. Doyle’s more than 50 years of banking experience, his educational achievements, including graduate and undergraduate degrees from the University of Washington, and his solid business values, contributed greatly to the Company’s success. Mr. Doyle’s history of service on the many boards and committees of various banking industry groups spans his entire career. He has a reputation throughout the community for his thoughtful leadership, giving nature, and generous community service. We believe Mr. Doyle’s extensive knowledge of the banking regulations and financial markets, including 54 years of banking experience along with a keen understanding of the markets in which the Company serves qualifies him to serve on our Board.
F. T. “TOMMY” ELLIOTT, IV became a director of the Company and Bank in 2013 following the Company’s acquisition of Visalia Community Bank, where Mr. Elliott served as Chairman of the Board. Mr. Elliott is the owner and Chairman of both Wileman Bros. & Elliott, Inc., a grower, packer and shipper of California fresh citrus, and of Kaweah Container, Inc., a premier independent corrugated manufacturer. Mr. Elliott is a member of the Young Presidents Organization and a former director of the Boys and Girls Clubs of Tulare County. We believe Mr. Elliott’s strong business acumen as well as his banking experience in addition to his knowledge of our geographic markets and our client base well qualifies him to serve on our Board.
ROBERT J. FLAUTT is the retired former President, CEO and a Director of Folsom Lake Bank, culminating his long career in the banking industry upon the acquisition by the Company in 2017 when he was appointed as a director of the Company and the Bank. He is a respected business leader in the Greater Sacramento Region and has a prominent record of service on the boards of, or in executive positions with, many local community service and non-profit organizations. We believe Mr. Flautt’s 44 years of experience in the banking industry, including his keen understanding of banking laws and regulations, his high level of understanding of the Board’s roles and responsibilities based on his service on other bank boards, and his extensive knowledge of the greater Sacramento communities qualifies him to serve on our Board.
JAGROOP “JAY” GILL was appointed as director and Vice Chairman of the Company and the Bank on April 1, 2026, following the completion of the merger with USB and United Security Bank, where he previously served as director since 2023. He is the President and CEO of Gill Automotive Group, which owns and operates 12 automotive dealerships representing 12 different brands in California and Hawaii. In addition, he has agricultural interests in Central California. Mr. Gill is a graduate of California State University, Fresno where he received a bachelor’s degree in engineering. He currently serves on the boards of directors of Mid-Valley Water, Cen-Cal SBA, Chrysler Minority Dealers Association, and Ford Minority Dealers Association. Mr. Gill’s experience leading a large multi-state automotive retail organization and his involvement in agriculture provide the Board with valuable insight into regional economic conditions, operational growth, and client-focused business development and qualify him to serve on our Board.
JAMES J. KIM has served as Director and Chief Executive Officer of the Company and Bank since November 1, 2021. Mr. Kim served as Executive Vice President and Chief Operating Officer of the Bank from February 2019 to November 2021. Mr. Kim joined the Bank as Executive Vice President and Chief Administrative Officer in January 2018 with over 20 years of bank leadership expertise, most recently serving in the positions of controller, chief operations officer, chief financial officer and chief executive officer for financial institutions in the Greater Sacramento Region. He began his career working for an international accountancy and business advisory firm in Sacramento. He obtained his BS in Accountancy and MBA from California State University, Sacramento. In addition to his proven leadership of the Company and his extensive experience in banking laws and regulations, we believe Mr. Kim’s extensive knowledge of the financial markets and the markets in which the Company serves qualifies him to serve as President and CEO of our Company and to serve on our Board.
JAMES W. LOKEY was appointed as director on April 1, 2024, following the completion of the acquisition of CWB, where he previously served as a director since 2015. Mr. Lokey has more than 50 years of bank management experience, including Chairman of the Board and Chief Executive Officer of Mission Community Bancorp (2010-2014); President of Rabobank, N.A. (2007-2009); President and Chief Executive Officer of Mid-State Bank & Trust (2000-2007); President and Chief Executive Officer of Downey Savings (1997-1998); Executive Vice President of First Interstate Bank/Wells Fargo Bank (1973-1996) and Past Chairman of California Bankers Association. He has significant ties in the communities of the Central Coast, including serving as a member of the President’s Cabinet at Cal Poly State University in San Luis Obispo; a Director of Cal Poly Corporation and Chairman of its investment committee; and Director of French Hospital Medical Center. Since retiring in 2014, Mr. Lokey has been active as a consultant and featured speaker regarding director education, enterprise risk management and mergers and acquisitions. Mr. Lokey has spent virtually his entire career serving the banking industry, including many years as Chairman and Chief Executive Officer. He is extremely knowledgeable with the San Luis Obispo business community and banking market. We believe that Mr. Lokey’s past banking experience and knowledge, his leadership advocating on behalf of California Banks, and his deep knowledge of the central coast communities, qualifies him to serve on our Board.
ANDRIANA D. MAJARIAN has served as a director of the Company and the Bank since 2020 and was appointed Lead Independent Director effective January 21, 2026. She currently serves as Chief Administrative Officer of Plant Path, a privately held agricultural technology company focused on developing a domestic, vertically integrated stevia supply chain in the United States. Previously, Ms. Majarian served as Global Head of Customer Success for TELUS Agriculture, where she oversaw global operations across North America, South America, Australia, and Europe. Her leadership focused on developing technology-driven business services and solutions across the agricultural, food, and packaged goods industries. Over the course of her career, Ms. Majarian has led cross-functional teams, supported organizational growth, and helped develop software-as-a-service business models. Ms. Majarian is an alumna of California State University, Fresno and remains active in community leadership. Ms. Majarian brings valuable leadership experience in global agricultural technology and operational strategy, providing the Board with insight into innovation, industry trends, and strategic growth.
STEVEN D. McDONALD has served as a director for the Company since its inception in 2000, the Bank since 1990 and currently serves as the Secretary of the Boards of Directors of the Company and the Bank. Mr. McDonald is President of McDonald Properties, Inc., with interests in cattle ranching, property management and other real estate investments. Mr. McDonald is also the owner/broker of SDM Realty, specializing in ranch brokerage. Mr. McDonald serves his industry and community through many non-profit offices and directorships, both locally and statewide. We believe that Mr. McDonald’s extensive management and leadership experience in the cattle ranching and the real estate industries, his expertise and his experience as a non-profit director, as well as his audit committee leadership qualifies him to serve on our Board.
MARTIN E. PLOURD was appointed as a director for the Company and Bank and President of the Company on April 1, 2024, following the completion of the acquisition of CWB, where he previously served as President and CEO, and director since 2011. Mr. Plourd has been in banking for 44 years. From July 2009 to 2011, he worked as a consultant on engagements with bank strategic planning, acquisitions, and compliance. From July 2005 to July 2009, Mr. Plourd served first as Chief Operating Officer and then as President and Director of Temecula Valley Bank, Temecula, California. Prior to that, Mr. Plourd spent 18 years with Rabobank/Valley Independent Bank, El Centro, California. Mr. Plourd is a graduate of Stonier Graduate School of Banking and California State Polytechnic University. He has served on several community/non-profit Organizations. Mr. Plourd is currently a board member for the Scholarship Foundation of Santa Barbara and a member of the Rotary Club of Goleta. He is also the Chairman of the Board for the California Bankers Association. Through his numerous executive positions, Mr. Plourd has substantial financial services background, including management, lending, marketing and bank operations. We believe that Mr. Plourd’s experiences qualify him to serve on our Board and to provide the Company with effective leadership in the conduct of its business and strategic initiatives.
DOROTHEA D. SILVA has served as a director for the Company and Bank since 2020. Ms. Silva is a partner with BPM LLP and a certified public accountant (CPA) with over 20 years of tax and accounting experience. Prior to her position with BPM LLP, she was a partner with Avaunt and Chavez Silva & Co. She also held positions at Williams & Olds CPA and Arthur Andersen. Her strengths abound in the diverse industry knowledge of the clients she serves, including financial services, construction, real estate, food processing, manufacturing, retail, professional services and an array of nonprofits. We believe that Ms. Silva’s extensive knowledge and leadership experience combined with her finance and accounting background qualifies her to serve on our Board, the Audit Committee, and as one of our “financial experts.”
KIRK B. STOVESAND was appointed as director on April 1, 2024, following the completion of the acquisition of CWB, where he previously served as a director since 2003. He is a partner of Walpole & Co., a Certified Public Accounting and Consulting firm founded in 1974. Mr. Stovesand received a Bachelors Degree in Business Economics from the University of California Santa Barbara, a Masters Degree in Taxation from Golden Gate University, and a Master Certificate in Global Business Management from George Washington University. He is also a Certified Financial Planner and has been on the boards of many for-profit and nonprofit organizations. Mr. Stovesand is a member of the American Institute of Certified Public Accountants. Mr. Stovesand has a broad financial background and serves as a partner of an accounting and consulting firm. He has a CPA, a CFP, and a Masters in taxation. We believe that Mr. Stovesand’s background qualifies him to serve on our Board, the Audit Committee, and as one of our “financial experts.”
DORA WESTERLUND was appointed as a director of the Company and the Bank on April 1, 2026, following the completion of the merger with USB and United Security Bank, where she had previously served as a director since 2021. She is the Founder, President and Chief Executive Officer of the Fresno Area Hispanic Foundation (FAHF), which she established in 2004 with the mission to develop self-sufficiency for individuals through entrepreneurship and financial opportunities. In 2011, she established the first bilingual business incubator in the western United States, creating a one-stop-shop resource center for small business entrepreneurs. Under her leadership, FAHF has assisted more than 30,000 small businesses across California’s San Joaquin Valley, providing technical assistance, training, and financing that help entrepreneurs start and grow their businesses. In 2021, she also founded FAHF’s Community Development Financial Institution (CDFI) to expand access to responsible lending for underserved small businesses. An alumna of California State University, Fresno, she served on the Board of Governors of the university among numerous other community board positions. Ms. Westerlund’s leadership in small business development and community economic initiatives provides the Board with valuable insight into entrepreneurship, community banking relationships, and regional economic growth and qualifies her to serve on our board.

The Board recommends the election of each nominee. The proxy holders intend to vote all proxies they hold in favor of the election of each of the nominees. If no instruction is given, the proxy holders intend to vote FOR each nominee listed.

The following table provides information regarding the members of our Board, including certain types of knowledge, skills, experiences or attributes possessed by one or more of our directors which our Board believes are relevant to our business or industry. The table does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, that absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean that the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill, experience or attribute listed below may vary among the directors.

	Bartlein	Cunningham	Doyle	Elliott	Flautt	Gill	Kim	Lokey	Majarian	McDonald	Plourd	Silva	Stovesand	Westerlund
Knowledge, Skills, and Experience
Public Company Board Experience	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Financial	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Risk Management	X	X	X	X	X	X	X	X		X	X		X
Accounting	X	X	X	X			X	X	X	X	X	X	X
Corporate Governance/Ethics	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Legal/Regulatory Compliance	X	X	X		X		X	X	X	X	X	X	X
HR/Compensation	X	X	X	X		X	X		X		X	X
Executive Experience	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Banking Operations	X		X	X	X		X	X			X	X		X
Strategic Planning/Oversight	X	X	X	X	X	X	X	X	X	X	X	X	X	X
Technology	X		X	X			X		X		X	X
Mergers and Acquisitions	X	X	X	X	X	X	X	X	X	X	X	X	X
Board Tenure
Years	2	26	26	13	8	*	5	2	6	26	2	6	2	*
* Directors were appointed on April 1, 2026

The following table summarizes the diversity of our Board.
Demographics
Race/Ethnicity
African American
Asian/Pacific Islander						X	X					X
White/Caucasian	X	X	X	X	X			X	X	X	X		X
Hispanic/Latino														X
Native American
Gender
Female									X			X		X
Male	X	X	X	X	X	X	X	X		X	X		X

EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK
The following is a brief account of the business experience for at least the past five years of each of the executive officers of the Company and the Bank.
Biographical information for James J. Kim is found under “Nominees for the Board of Directors.” Mr. Plourd retired as President of the Company effective March 31, 2026, at which time Mr. Kim assumed the additional title as President.
DAWN M. CAGLE became Executive Vice President and Chief Human Resources Officer of the Bank in November 2021. Prior to that time, Ms. Cagle served as Senior Vice President and Human Resources Manager since joining the Bank in 2018. Prior to joining the Bank, Ms. Cagle had over 30 years of experience in Human Resources, most recently as the Chief Human Resources Officer at a large non-profit organization. Ms. Cagle has a Bachelor’s degree in Business Administration with an emphasis in Human Resources from California State University, Fresno and has professional certifications in Human Resources through the Society of Human Resources Management.
BLAINE C. LAUHON was named Executive Vice President, Chief Operating Officer, on December 1, 2024, previously serving as Chief Administrative Officer since April 1, 2024, and previously serving as Executive Vice President, Chief Banking Officer of the Bank since November 2021. Mr. Lauhon served as Executive Vice President, Market Executive of the Bank from July 2019 until November 2021. Mr. Lauhon joined the Bank in 2017 as Senior Vice President, Senior Credit Officer with over three decades of financial experience. Mr. Lauhon has extensive bank leadership, and commercial and agribusiness lending expertise. He holds educational degrees from Dartmouth College Graduate School of Credit and Financial Management, University of Colorado Graduate School of Banking, and a B.S. in Agricultural Business from California State University, Chico.
SHANNON R. LIVINGSTON was named Executive Vice President and Chief Financial Officer of the Company and Bank in February 2023. Ms. Livingston joined the Company as an accomplished finance and accounting expert serving financial institutions with assets up to $18 billion, including 10 years with a regional accounting firm in corporate strategic planning, financial management, accounting, risk management, auditing and regulatory reporting. Immediately prior to joining the Company, she served in the roles of Executive Vice President, Chief Financial Officer; Vice President, Controller; and Vice President, Internal Controls and Financial Reporting Manager for several California financial institutions. She is a certified public accountant (CPA). Ms. Livingston graduated from Stanford University with a Bachelor of Arts, Economics degree.
JEFFREY M. MARTIN was named Executive Vice President, Chief Banking Officer on April 1, 2024. Mr. Martin served as Executive Vice President, Market Executive from April 2022 until April 2024. Mr. Martin joined the Bank with over 20 years of leadership expertise, proven industry growth results, a drive for high client satisfaction and successful team development, most recently with a California community bank where he was a regional president, covering a similar northern area territory in the state. He received his Bachelor of Science degree from California State University, Sacramento, and as a community steward, he has served and assisted numerous nonprofit organizations throughout his career.
T. JOSEPH STRONKS was named Executive Vice President and Chief Risk Officer of the Bank on April 1, 2024. Mr. Stronks previously served as Executive Vice President, Chief Operating Officer and Chief Risk Officer of Community West Bank, N.A, which was acquired by the Bank on April 1, 2024. Mr. Stronks prior roles included Senior Vice President, Deputy Director of Operations and Executive Vice President, Chief Information Officer at several California community banks. Mr. Stronks is a Certified Information Security Manager and serves on the board of the Science and Engineering Council of Santa Barbara. Mr. Stronks is a graduate of Pacific Coast Banking School, holds a Bachelor of Arts degree in International Political Science and Slavic Languages and Literatures from the University of California at Santa Barbara, and an MBA in IT Management from Western Governors University.
HINSON M. THOMAS joined the Bank in 2025 as EVP, Chief Credit Officer, bringing to the Bank more than 30 years of experience in credit risk management, commercial banking and lending. Mr. Thomas’ prior roles include Chief Credit Officer and Senior Credit Administrator at community banks spanning the footprint of California. Mr. Thomas has a passion for food and housing security and serves on nonprofit boards to enhance local communities. He holds a Bachelor of Science in Business Management and an MBA from California State University, San Jose, and is a graduate of the Pacific Coast Banking School.

Director Independence
The Board has determined that each of the following members are “independent” under the standards of the Nasdaq Stock Market: Robert H. Bartlein, Daniel N. Cunningham, Daniel J. Doyle, F.T. “Tommy” Elliott IV, Jagroop “Jay” Gill, Robert J. Flautt, James W. Lokey, Adriana D. Majarian, Steven D. McDonald, Dorothea D. Silva, Kirk B. Stovesand, and Dora Westerlund. Directors Suzanne Chadwick, Tom L. Dobyns, and William S. Smittcamp retired on March 31, 2026 and were considered independent under the standards of the Nasdaq Stock Market.
Board Leadership Structure
The position of Chairman of the Board is separate from the position of Chief Executive Officer for each of the Company and the Bank. Our Chairman of the Board, Daniel J. Doyle, became President and Chief Executive Officer of the Company upon its organization in 2000, and served as Chief Executive Officer of the Bank beginning in June 1998. He retired as Chief Executive Officer and President of the Company and the Bank in January 2015. We believe this leadership structure enables separation of duties and independent oversight of the operating organization. In accordance with the Nasdaq listing requirements, Mr. Doyle was considered an independent director beginning on January 1, 2019.
The Company has an executive committee, consisting of the following members: Daniel J. Doyle (Chair), Robert H. Bartlein, Jagroop “Jay” Gill, James W. Lokey, and Andriana D. Majarian. James J. Kim and Martin E. Plourd served as advisors to the Executive Committee in 2025, and Mr. Kim continues to do so. Effective March 31, 2026, Martin E. Plourd retired as President of the Company and is no longer an advisor to the Executive Committee. The Executive Committee possesses and exercises such powers and functions of the Board as may be delegated by the Board subject to the Company’s Articles of Incorporation and Bylaws and applicable law.
Role of Board of Directors in Risk Oversight
Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. The Company faces a number of risks, including interest rate risk, economic risks, environmental, cybersecurity, and regulatory risks, and others, such as the impact of competition. Management is responsible for the day-to-day identification and management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The Board believes that establishing the right “tone at the top” and that full and open communication between management and the Board are essential for effective risk management and oversight. The Company’s Chairman meets regularly with the Chief Executive Officer and other senior officers to discuss strategy and risks facing the Company. Senior management is available to address any questions or concerns raised by the Board on risk management and any other matters. Periodically, the Board receives presentations from senior management on strategic matters involving the Company’s operations. The Board holds strategic planning sessions with senior management to discuss strategies, key challenges, risks and opportunities for the Company.
While the Board is ultimately responsible for risk oversight at the Company, the Board’s various standing committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, credit risk, liquidity risk, reputation risk, compliance with legal and regulatory requirements, and cybersecurity and discusses policies with respect to risk assessment and risk management. Risk assessment reports are regularly provided by management to the Audit Committee or the Board. The Compensation Committee of the Board assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from compensation policies and programs. The Nomination & Governance Committee (the “Nomination Committee”) of the Board assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for the Company’s Directors and executive officers and corporate governance.

Stock Ownership Policy
During 2020, the Board adopted a resolution to require directors and executive management committee members to each own a minimum of 2,000 shares of Common Stock, separate and apart from any grants of Common Stock or restricted stock provided to them by the Company, for directors within the later of two years of director appointment, and for executives within the later of five years of adoption of the policy or executive appointment. As of December 31, 2025, all directors and NEOs were in compliance with the Company stock-ownership requirements.
Board and Committee Meeting Attendance
During the fiscal year ended December 31, 2025, our Board held a total of 11 meetings, which included 10 regularly scheduled meetings and one special meeting. Each incumbent director who was a director during 2025 attended at least 75% of the aggregate of (a) the total number of such meetings and (b) the total number of meetings held by the standing committees of the Board on which such director served.
Director Attendance at Shareholder Meetings
The Company does not have a policy which specifically addresses director attendance at shareholder meetings. However, all directors were in attendance at the 2025 Annual Meeting of Shareholders on May 21, 2025.

COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors maintains the following standing committees: Compensation Committee, Nomination Committee, Strategic Planning Committee, Executive Committee, and Audit Committee.
Compensation Committee
The Compensation Committee performs the function of a compensation committee for the Company and the Bank. All of the members of the Compensation Committee are independent directors as defined under the rules of the Nasdaq Stock Market as currently in effect. The Committee is composed of Robert H. Bartlein as Chairman, Daniel N. Cunningham, Dorothea D. Silva, Jagroop “Jay” Gill, Steven D. McDonald, and F.T. “Tommy” Elliott, IV. The Committee has adopted a charter that outlines its policy with respect to executive and directors’ compensation and equity awards and incentive compensation awards and plans.
A copy of the Compensation Committee Charter may be accessed electronically at the Company website at www.communitywestbank.com or by writing Megan Doty, Corporate Legal Secretary, Community West Bancshares, 7100 N. Financial Drive, Suite 101, Fresno, California 93720.
The Committee held five meetings during 2025. The Committee (1) oversees matters relating to employment, compensation and management performance of key executive officers; (2) formally evaluates the performance of the President/CEO annually; (3) reviews and approves the compensation of executive officers; (4) approves incentive compensation and other benefits, including incentives, deferred compensation plans and equity compensation for the President/CEO and other key executive officers; (5) reviews and makes recommendations to the Board regarding retirement policies or any other compensation policies relating to the Board; (6) makes recommendations regarding fees, stock option grants and other benefits for the directors; and (7) in consultation with management, oversees regulatory compliance with respect to compensation matters.
Nomination Committee
The Nomination Committee is composed of Steven D. McDonald as Chairman, Andriana D. Majarian, Robert H. Bartlein, Daniel J. Doyle, and Robert J. Flautt. All members of the Committee are independent directors as defined under the rules of the Nasdaq Stock Market as currently in effect.
The Committee held two meetings during 2025. The Committee annually makes recommendations for the nomination of directors to the full Board. All of the nominees for the Board were approved by the Nomination Committee.
The Committee adopted a charter which outlines its policy with respect to considering director candidates. A copy of the Nomination Committee Charter may be accessed electronically at the Company website at www.communitywestbank.com or by writing Megan Doty, Corporate Legal Secretary, Community West Bancshares, 7100 N. Financial Drive, Suite 101, Fresno, California 93720.
Nominations for election of members of the Board may be made by the Board or by any shareholder of any outstanding class of voting stock of the Company entitled to vote for election of directors. Notice of intention to make any nominations, other than by the Board, shall be made in writing and shall be received by the Chief Executive Officer or President of the Company not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the Chief Executive Officer or President of the Company not later than the close of business on the tenth day following the day on which the notice of meeting is mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance with these provisions shall be disregarded by the chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee.
The Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. In order for shareholder suggestions regarding possible candidates for director to be considered by the Committee, such information should be provided to the Committee in writing as specified by the Bylaws of Community West Bancshares. Shareholders should include in such communications the name and biographical data of the individual who is the subject of the communication and the individual’s relationship to the shareholder. The Committee does not set specific criteria for directors but believes the Company is well served when its directors bring to the Board a variety of experience and backgrounds, evidence leadership in their particular fields, demonstrate the ability to exercise sound business judgment and have substantial experience in business and outside the business community in, for example, the academic or public communities. Each of the individuals nominated to serve as a director has been determined by the Committee to meet such qualifications. The Committee considers shareholder nominees for director in the same manner as nominees for director from other sources.
Consideration of Diversity of the Board of Directors. In considering the diversity of the Board (in all aspects of that term) as a criteria for selecting nominees in accordance with its charter, the Nomination Committee takes into account various factors and perspectives, including differences of viewpoint, high quality business and professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. The Nomination Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

Strategic Planning Committee
The Strategic Planning Committee develops, along with the Board and management, the Company’s Strategic Plan. It also is responsible for reviewing potential locations for offices of the Bank, overseeing premises-related matters, and reviewing the feasibility of potential mergers/acquisitions. Members of the Strategic Planning Committee are Robert H. Bartlein, Daniel N. Cunningham, Daniel J. Doyle, Tommy Elliott IV, Robert J. Flautt, Jagroop “Jay” Gill, James J. Kim, James W. Lokey, Andriana D. Majarian, Steven D. McDonald, Martin E. Plourd, Dorothea D. Silva, Kirk B. Stovesand, and Dora Westerlund. The Committee met two times in 2025.
Executive Committee
As noted above, the Company has an executive committee which possesses and exercises such powers and functions of the Board as may be delegated by the Board subject to the Company’s Articles of Incorporation and Bylaws and applicable law. The committee met four times in 2025.
Audit Committee
The Audit Committee is composed of Kirk B. Stovesand as Chairman, Daniel N. Cunningham, James W. Lokey, Dorothea D. Silva, Steven D. McDonald, and Dora Westerlund. In accordance with its charter, all of the members of the Audit Committee are independent directors as defined under the rules of the SEC and the Nasdaq Stock Market as currently in effect. The Board has determined that Mr. Cunningham, Ms. Silva and Mr. Stovesand are “audit committee financial experts” as defined under applicable SEC rules.
The Company’s Audit Committee held seven meetings during 2025. The functions of the Audit Committee are to recommend the appointment of and to oversee the independent registered public accounting firm that audits the books and records of the Company for the fiscal year for which they are appointed, to approve each professional service rendered by such accountants and to evaluate the possible effect of each such service on the independence of the Company’s accountants. The Audit Committee also reviews internal controls and reporting procedures of the Bank’s branch offices, periodically consults with the independent registered public accounting firm with regard to the adequacy of internal controls, and reviews and recommends inclusion of the audited consolidated financial statements in regulatory reports, and reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Report of Audit Committee
Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit Committee of the Community West Bancshares Board of Directors (the Audit Committee) is composed of independent directors and operates pursuant to a charter adopted by the Board of Directors. A copy of the Company’s Audit Committee charter may be accessed electronically at the Company website at www.communitywestbank.com or by writing Megan Doty, Corporate Legal Secretary, Community West Bancshares, 7100 N. Financial Drive, Suite 101, Fresno, California 93720. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm, Baker Tilly US, LLP.
The function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Audit Committee’s charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, and maintaining appropriate accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out appropriate audits and reviews, auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee has considered and discussed the consolidated audited financial statements with management, and the independent registered public accounting firm, with, and without, management present. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standards No. 16, Communication with Audit Committees, as currently in effect. The Audit Committee has also discussed with management and the independent registered public accounting firm the quality and adequacy of the internal controls of the Company.
Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with them their independent status. The independent registered public accounting firm did not perform any prohibited services for the Company.
The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America, or that the Company’s independent registered public accounting firm is in fact “independent.”
Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in its Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, to be filed with the Securities and Exchange Commission.
SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS
Kirk B. Stovesand (Chairman)
Suzanne Chadwick*
Daniel N. Cunningham
Tom L. Dobyns*
Steven D. McDonald
Dorothea D. Silva                                    March 4, 2026

*Retired from the board effective March 31, 2026

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion & Analysis (“CD&A”) explains our executive compensation program for our NEOs listed below. This CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to fiscal 2025.

NEO	Title
James J. Kim	President and Chief Executive Officer (“CEO”)
Martin E. Plourd (1)	Former President
Shannon R. Livingston	Executive Vice President and Chief Financial Officer (“CFO”)
Jeffrey M. Martin	Executive Vice President and Chief Banking Officer (“CBO”)
Blaine C. Lauhon	Executive Vice President and Chief Operating Officer (“COO”)
(1) Martin E. Plourd retired as President of the Company effective March 31, 2026, at which time Mr. Kim assumed the additional title as President.
Executive Summary

Business Highlights
The Company delivered solid financial results for 2025. The Company’s core business continued to expand, benefiting from our 46-year community bank relationship model that is consistently delivered throughout our territory. Specific financial highlights include:
•Net income of $38.2 million, and diluted earnings per common share of $2.00 for the year ended December 31, 2025, compared to $7.7 million and $0.45 per diluted common share for the year ended December 31, 2024. The 2024 results reflect $20.5 million in merger-related expenses, including a one-time provision for loan losses of $10.9 million for the acquired loan portfolio.
•Net loans increased $202.4 million or 8.77%, and total assets increased $168.5 million or 5.2% at December 31, 2025, compared to December 31, 2024.
•Total deposits increased 3.66% to $3.10 billion at December 31, 2025, compared to December 31, 2024. Total average deposits, excluding brokered/wholesale deposits, increased 11.07% to $2.6 billion at December 31, 2025, compared to December 31, 2024.
•Total cost of deposits decreased to 1.41% for the year ended December 31, 2025 from 1.53% for 2024.
•Capital positions remain strong at December 31, 2025 with an 9.80% Tier 1 Leverage Ratio; a 11.56% Common Equity Tier 1 Ratio; a 11.73% Tier 1 Risk-Based Capital Ratio; and a 13.97% Total Risk-Based Capital Ratio.
2025 Compensation Highlights
The Compensation Committee took the following compensation-related actions for fiscal 2025:
•Base Salaries: The Compensation Committee approved base salary adjustments for the NEOs ranging from zero to 13.6%. These adjustments were made to keep base salaries competitive with the market competition and to properly reflect our NEOs’ roles, including the added responsibilities inherent in running a larger organization. See Base Salary discussion below for more information.
•Annual Incentives: The Compensation Committee approved annual cash awards based on the achievement of specific financial, strategic and operational objectives. Based on 2025 actual results, annual incentives for NEOs ranged from $104,367 to $375,000, or 33.7% to 60.0% of base salary, based on an incentive plan whereby predetermined performance goals were achieved.
•Long-Term Incentives: Per the terms of Mr. Kim’s employment agreement, he was awarded a restricted stock grant equal to 35% of his salary on January 23, 2025. The other NEOs were awarded restricted stock grants on May 7, 2025 with fair values ranging from $32,000 to $125,000. See the Long-Term Equity Incentive Compensation section below for further details.

For more information, refer to the section entitled “Components of Executive Officer Compensation.”

Role of Shareholder Input and Say-on-Pay
The Compensation Committee has been mindful of the strong support our shareholders expressed for our compensation program when making executive compensation decisions. The Compensation Committee will continue to consider our shareholders’ views when making executive compensation decisions in the future. Last year, our non-binding shareholder advisory vote on executive compensation (“say-on-pay”) was approved with approximately 95.3% of voting shareholders casting their votes in favor of the say-on-pay resolution.

Good Compensation Governance Practices and Policies
Our executive compensation program is designed to support our pay-for-performance culture and to have strong alignment with the interests of our shareholders. We believe the following policies and practices within our executive compensation program promote strong governance principles and are in the best interests of our shareholders:

What We Do		What We Don’t Do
☑	Emphasize variable pay over fixed pay, with a significant portion tied to our financial results	☒	No tax gross ups
☑	Maintain share ownership guidelines for directors and executive officers	☒	No repricing or exchange of underwater options without shareholder approval
☑	Maintain anti-hedging and anti-pledging policies	☒	No option or stock appreciation rights granted below fair market value
☑	Maintain a robust Clawback Policy applicable to senior executives
☑	Use an independent compensation consultant reporting directly to the Compensation Committee

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What Guides Our Program
Our Compensation Philosophy
The Company’s executive compensation program is designed to enhance shareholder value by aligning the interests of the NEOs with those of the Company’s shareholders. The program has two primary objectives: to ensure compensation is competitive with that being offered to individuals in comparable roles at other companies with which we compete for talent to ensure we employ the best people to lead our success; and to focus NEOs on the achievement of specific short- and long-term performance objectives that drive business results.
The Principal Elements of Pay
Our compensation philosophy is supported by the following principal elements of pay:

Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent
Annual Incentives	Cash (Variable)	Reward executives for delivering on annual financial, operational, and strategic objectives that contribute to shareholder value creation
Long-Term Incentives	Equity (Variable)	Provide incentives for executives to execute on longer-term financial goals that drive shareholder value creation and support the Company’s retention strategy
As discussed later in this CD&A, the Company also provides the NEOs with retirement benefits, limited perquisites and other personal benefits, as well as severance and change-in-control protection.
Our Decision Making Process
The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in the Committee’s charter, which is available on the Company’s website at www.communitywestbank.com.

The Role of the Compensation Committee. The Compensation Committee periodically reviews, assesses and monitors the performance, and regularly reviews the design and function, of the Company’s incentive compensation arrangements to ensure that any risk-taking incentives are consistent with regulatory guidance and the safety and soundness of the organization. The Compensation Committee is responsible for assessing and approving the total compensation paid to the CEO and other NEOs, as well as all other executive officers. The Compensation Committee is responsible for determining whether the compensation paid to each of these executives is fair, reasonable, and competitive, and whether the compensation program serves the interests of the Company’s shareholders.
The Role of Management. The CEO does not participate in the Compensation Committee’s determination of his own compensation; however, he makes recommendations to the Compensation Committee for each of the other NEOs. The CEO bases these recommendations on his assessment of each executive’s individual performance, as well as the achievement of the overall Company goals for the fiscal year. The Compensation Committee reviews the CEO’s recommendations, makes adjustments as it determines appropriate, and approves compensation at its sole discretion.
The Role of the Independent Consultant. The Compensation Committee periodically engages an independent compensation consultant to provide expertise on competitive pay practices and program design. Pursuant to the authority granted to it under its charter, the Compensation Committee continued to retain Pearl Meyer & Partners (“Pearl Meyer”) as its independent consultant for 2025. Pearl Meyer reports directly to the Compensation Committee and also provides assistance with pay versus performance calculations disclosed in the proxy. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC and Nasdaq requirements.
The Role of the Peer Group and Benchmarking. The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executives in similar positions at peer companies. In March 2024, the Compensation Committee engaged Pearl Meyer to assist with a comprehensive review of our executive compensation program. As part of its review, the Compensation Committee, in consultation with Pearl Meyer, approved a compensation peer group based on the following selection criteria: (1) commercial banks; (2) within 0.5 to 2.0 times the Company’s asset size; and (3) headquartered in California. These criteria resulted in a peer group consisting of the following 13 financial institutions:

* Bank of Marin Bancorp	* Oak Valley Bancorp
* BayCom Corp	* OP Bancorp
* California BanCorp	* PCB Bancorp
* Farmers & Merchants Bancorp	* Sierra Bancorp
* First Northern Community Bancorp	* Southern California Bancorp
* Five Star Bancorp	* Westamerica Bancorp
* Heritage Commerce Corp
While the Compensation Committee considered the results of the benchmarking analysis for purposes of setting 2025 compensation levels, it was not the sole determinant in setting executive pay levels. The Compensation Committee also considers Company and individual performance, the nature of an individual’s role within the Company, as well as his or her experience and contributions to his or her current role when making its compensation-related decisions.

Components of Executive Officer Compensation

Base Salaries

We provide each of our NEOs with a competitive fixed annual base salary. The base salaries for our NEOs are reviewed annually by the Compensation Committee by taking into account the results achieved by each executive, his or her future potential, scope of responsibilities and experience, and competitive pay practices. Base salaries may be adjusted from time to time to realign them with market levels, if appropriate.

The Compensation Committee approved the following adjustments for 2025 for each of the NEOs:

	2024 Base Salary ($)	2025 Base Salary ($)	%
NEO	(effective March 1, 2024)	(effective March 1, 2025)	Adjustment
James J. Kim	550,000	625,000	13.6%
Martin E. Plourd	525,000	525,000	—%
Shannon R. Livingston	330,000	350,000	6.1%
Jeffrey M. Martin	285,000	310,000	8.8%
Blaine C. Lauhon	285,000	310,000	8.8%
Increases to the base salaries in 2025 of the NEOs were driven by a realignment to market levels based on the benchmarking analysis, as well as each individual’s contributions to their current roles and the increased responsibilities associated with leading a larger organization.
Annual Incentive Compensation
The NEOs have the opportunity to earn a performance-based annual incentive award. Actual award payouts depend on the achievement of pre-established performance objectives. Target annual award opportunities are expressed as a percentage of base salary and were established according to the NEO’s level of responsibility and his or her ability to impact overall results. The Compensation Committee also considers market data in setting target award amounts. The 2025 target award opportunities were as follows:

NEO	Target Award Opportunity (as a % of Base Salary)	Target Award Opportunity ($)
James J. Kim (1)	60%	375,000
Martin E. Plourd (2)	N/A	N/A
Shannon R. Livingston (1)	50%	175,000
Jeffrey M. Martin (1)	40%	124,000
Blaine C. Lauhon (1)	45%	139,500
(1)    As provided in the respective NEO’s Employment Agreement
(2)    Mr. Plourd does not participate in the annual incentive plan.

The annual performance-based incentives are designed to focus the NEOs on the Company’s performance objectives related to asset quality, growth, and profitability. Actual awards are based on the achievement of the predetermined performance objectives and may be delivered as a mix of cash and unrestricted shares of the Company’s common stock.

2025 Performance Objectives and Results

The performance objectives upon which our NEOs’ performance-based incentive awards are determined are directly linked to the key drivers of our business. The performance objectives and weightings for each of the NEOs depend on their role within the Company and accountability for driving results towards goals for specific areas of the business. Performance objectives and weightings for each of the NEOs were determined by the Compensation Committee at the beginning of the year based on the Company’s business priorities, and the roles and responsibilities of each of the NEOs for executing on such goals during the year as set forth in the table below:

Performance Objectives	Mr. Kim	Mr. Plourd (1)	Ms. Livingston	Mr. Martin	Mr. Lauhon
	President & CEO	Former President	CFO	CBO	COO
Net Consolidated Income	30%	N/A	25%	25%	25%
YTD Average Loans Outstanding	15%	N/A	15%	15%	15%
YTD Average Total Deposits	10%	N/A	15%	15%	15%
Classified/Criticized Loans/Gross Loans	10%	N/A	15%	15%	15%
NIE/Average Assets	10%	N/A	10%	10%	10%
Peer Performance (ROA) Percentile	10%	N/A	N/A	N/A	N/A
Leadership & Shareholder Value	15%	N/A	20%	20%	20%
TOTAL	100%	N/A	100%	100%	100%
(1)    Mr. Plourd does not participate in the annual incentive plan.

Eighty-five percent (85%) of Mr. Kim’s 2025 incentive opportunity was directly tied to the Company’s financial performance. The remaining 15% of the incentive opportunity was based on the achievement of qualitative goals in such areas as strategic planning, leadership, marketing, regulatory compliance, community involvement, franchise value, and shareholder relations. For the other NEOs, 80% of the incentive opportunity was directly tied to the Company’s financial performance and the remaining 20% was based on each NEO’s contributions based on their leadership and values to drive Company culture.

Target performance levels for each of the performance objectives were determined by the Board and the Compensation Committee at the beginning of the year as part of the annual budgeting process and are intended to be sufficiently challenging. Actual award payouts are determined depending on the level of performance achieved and can range between 50% and 150% of target. Corporate performance results between threshold and target and between target and maximum are calculated on a straight-line interpolation. The table below outlines performance objectives and adjusted results for 2025 (dollars in thousands):

	Level of Performance			Results
Performance Objectives	Threshold (50% payout)	Target (100% payout)	Maximum (150% payout)	2025 Performance	% of Payout Achieved
Net Consolidated Income	$36,519	$42,963	$49,408	$38,168	60.10%
YTD Average Loans Outstanding	$2,272,462	$2,392,065	$2,511,669	$2,401,381	103.40%
YTD Average Non-Brokered Deposits	$2,512,285	$2,644,510	$2,775,736	$2,629,312	95.20%
Classified/Criticized Loans/Gross Loans	8.50%	7.50%	6.50%	5.23%	150.00%
NIE/Average Assets	2.62%	2.42%	2.22%	2.52%	70.00%
Peer Performance (ROA) Percentile	50th%	60th%	80th%	25%	—%
Leadership & Shareholder Value (1)	Qualitative Assessment				(1)
(1) In its evaluation of Mr. Kim’s performance and in making its determination of Mr. Kim’s achievement level with respect to the Leadership & Shareholder Value objective, the Compensation Committee considered Mr. Kim’s strong leadership of the Company and the Bank throughout 2025, including the announced merger with United Security Bancshares, his leadership in guiding the Company and the Bank through an environment that continues to be challenging for financial institutions, and his continued commitment to strong shareholder relations. The leadership component for NEOs is assessed holistically based on how effectively each leader demonstrates the Company’s core values such as integrity, teamwork, caring, inclusion and accountability to drive both culture and business outcomes.

Once the initial level of incentive award funding is determined based on the achievement of the goals described above, the Compensation Committee may adjust each NEO’s award up or down based on discretion. For 2025, the Compensation Committee exercised upward discretion for Mr. Kim to pay out his annual incentive at target; there were no other discretionary adjustments to actual award payouts.

Annual Incentive Payout Results

Based on the performance results described above, the following table lists the actual annual short-term incentive awards paid to the NEOs for 2025:

NEO	Actual Payout (as a % of Target opportunity)	Actual Cash Payout
James J. Kim (1)	100%	$375,000
Shannon R. Livingston	100%	$175,000
Jeffrey M. Martin	100%	$124,000
Blaine C. Lauhon	75%	$104,367
(1) Mr. Kim’s payout consists of $333,750 pursuant to the achievement of 2025 performance objectives and $41,250 of upward discretion.

Long-Term Equity Incentive Compensation

The Company’s compensation philosophy encourages ownership of the Company’s Common Stock to retain and motivate key executives and to provide a direct link with the interests of the shareholders of the Company. In general, stock- based award grants are determined based on (i) the impact the executive may have had on the Bank’s and Company’s earnings and stock price, (ii) the ability of the executive to provide enhanced opportunities for the success of the Bank and Company, (iii) extraordinary deeds performed that warrant extraordinary rewards, (iv) prior award levels for the executive, (v) total awards received to date by the individual executives, (vi) the total stock-based award to be made and the executive’s percentage participation in that award, (vii) the executive’s direct ownership of Company’s Common Stock, (viii) the number of awards vested and non-vested, and (ix) the options and restricted stock awards outstanding as a percentage of total shares outstanding. Stock-based awards and options are issued at the discretion of the Board. Periodically, the Board determines a pool of stock-based awards to be granted and management makes recommendations to the Board to determine how many are granted to executive officers and others in the Company, and the directors make a final approval of the grants. Historically, the Board has generally approved and granted long-term incentive awards to NEOs and other designated employees in the same month as the Company’s annual meeting of shareholders, except for the Mr. Kim, who has typically received grants in January. Per the terms of Mr. Kim’s employment agreement, he was awarded a restricted stock grant equal to 35% of his salary on January 23, 2025. While we maintain no official or unofficial policy for timing the granting of stock options or other equity-based awards in advance of the release of material nonpublic information, our practice has been to grant long-term incentive awards during the month in which the annual meeting of shareholders occurs. No material nonpublic information was taken into account in determining the number of options or other equity-based awards granted or the exercise price for stock options, nor did the Board “time” the release of any material information to affect the value of those awards.

The CEO and other NEOs were granted restricted stock awards during the year ended December 31, 2025 as follows:

Name	Grant Date	Number of Shares of Stock Granted (#)		Market Value of Shares of Stock at Grant Date ($)
James J. Kim	1/23/2025	10,201	(1)	192,512
Martin E. Plourd	5/07/2025	1,819	(2)	32,000
Shannon R. Livingston	5/07/2025	7,103	(3)	125,000
Jeffrey M. Martin	5/07/2025	6,819	(3)	120,000
Blaine C. Lauhon	5/07/2025	3,978	(2)	70,000
(1)    Such shares are subject to forfeiture during the vesting period, which is 20% per year, with vesting dates of January 23, 2026, January 23, 2027, January 23, 2028, January 23, 2029, and January 23, 2030.
(2)    Such shares are subject to forfeiture during the vesting period, which is twelve months, with a vesting date of May 7, 2026.
(3)    Such shares are subject to forfeiture during the vesting period, which is 33 1/3% per year, with vesting dates of May 7, 2026, May 7, 2027 and May 7, 2028.
Additional information on long-term awards for executive officers is shown in the “Outstanding Equity Awards at Fiscal Year-End Table.”

Other Compensation Practices, Policies and Guidelines

Incentive Compensation Recovery Policy (Clawback Policy)
The Board adopted the Incentive Compensation Recovery Policy effective December 1, 2023, which is designed to comply with Section 10D-1 of the Exchange Act and the applicable listing standards of the Nasdaq. The policy requires the Company to recoup any erroneously awarded incentive-based compensation received by certain executives, including each NEO, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. The policy generally applies to all incentive-based compensation received by a covered executive during the three completed fiscal years immediately preceding the date that the Company is required to prepare a restatement after the policy’s effective date. The policy was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (referred to therein as the “Executive Officer Incentive Compensation Recovery Policy”).

401(k)/Profit Sharing Plan
The Company adopted a 401(k) Plan for the benefit of all employees and incorporates a safe-harbor matching contribution provision. The CEO and other NEOs participate in the 401(k) Plan to the same extent as all other employees, subject to limitations imposed by regulation. The Company contributes a percentage matching contribution to the same degree as all other employees. The matching contribution is 100% on all deferred amounts up to 5% of eligible compensation.

The Company also administers a Profit Sharing Plan under which the Company may, but is not required to, make annual contributions based on the recommendation of the Committee. The contribution, if any, is paid by March 15 of each year. The percentage of the Company’s contribution is recalculated each year based upon the recommendation of the Committee. Once they are eligible to participate, all employees are 100% vested, immediately, in both the 401(k) match and the Profit Sharing Plan contributions. 401(k) and profit sharing contributions to the NEOs for 2025 are detailed in the Summary Compensation Table.
Employee Stock Purchase Plan
The Company adopted the 2017 Employee Stock Purchase Plan (the “Purchase Plan”) in 2017 for the benefit of all employees. The purpose of the Purchase Plan is to provide a means by which our employees may be given an opportunity to purchase shares of our Common Stock through voluntary payroll deductions, to assist us in retaining the services of our employees and securing and retaining the services of new employees and to provide incentives for our employees to exert maximum efforts for our success. All employees participating in the Purchase Plan will have equal rights and privileges under the Purchase Plan.
Insider Trading Policy
The Company maintains a trading policy applicable to all employees. The policy prohibits “short sale,” pledging and other hedging transactions in the Company’s Common Stock.

Health and Welfare Benefits
The Company offers health and welfare programs to all eligible employees, including the NEOs. These programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability.
Salary Continuation Agreements
Mr. Kim, Ms. Livingston, and Mr. Lauhon are parties to salary continuation agreements that will provide for an annual payment for a period of time following retirement from service as an executive of the Bank. The salary continuation agreements terminate upon the executives’ death prior to retirement, voluntary termination of service prior to retirement, or involuntary termination of service for cause. The salary continuation agreements provide for payment of a lump sum in the event of a change of control of the Company, defined as the cumulative transfer of more than 50% of the voting stock of the Company. Each person’s annual benefit is determined at the time of retirement, on the basis of (i) the individual’s age upon retirement, (ii) the amount of benefit accrued upon retirement, and (iii) the maximum annual benefit assigned in the individual’s Salary Continuation Agreement. Additional information on the details of each participant’s benefit under the agreements is shown in the “Pension Benefits Table” and the “Potential Payments Upon Termination or Change in Control”.
Deferred Compensation Agreements
During 2015, the Board adopted the Executive Deferred Compensation Plan (the “Executive Plan”).
Pursuant to the Executive Plan, all eligible executives of the Bank may elect to defer up to 50% of their compensation for each deferral year. Only cash compensation, including salary and cash bonus or incentive amounts, is eligible for deferral. Executive deferred compensation is expensed by the Bank and is set aside in a separate liability account. Credited on the account balance at a rate determined annually by the Board, interest on deferred compensation continues to accrue until the executive’s service terminates and payment of compensation commences. Deferred amounts and interest thereon may be paid only upon termination of employment, death, or disability of executive, in the event of unforeseeable emergencies, or upon change in control of the Bank.
Employment Agreements
In January 2025, the Bank and the Company entered into employment agreements with certain of their executive officers, including Ms. Livingston and Messrs. Kim, Martin and Lauhon. The employment agreements replaced the Bank’s and the Company’s previous employment agreements with the NEOs. The executive employment agreements generally provide substantially similar terms to each other.

Like the past employment agreements, in addition to the salaries provided for therein, each NEO is eligible to benefit from and participate in deferred compensation plans and receive an annual incentive bonus under the Company’s Senior Management Incentive Plan. Each NEO will receive a company automobile or an automobile allowance set forth in each employment agreement. The NEOs will also receive paid vacation and restricted shares of Company common stock based on their respective base salaries.

Under the employment agreements, the NEOs’ employment may be terminated for “cause” (as defined in the employment agreements). In the event that the NEO’s employment is terminated within 12 months following a “change in control” (as defined in the employment agreements) by the Company or the Bank or their respective successors, as applicable, without cause or is terminated by the NEO for “good reason” (as defined in the employment agreements), the NEO will be entitled to a lump sum payment equal to the average monthly total cash compensation paid to the executive during the most recent three previous years of employment (or a shorter period if less than three years) (“average monthly cash compensation”) multiplied by 18 (or, with respect to Mr. Kim, 24). Under the employment agreements, the NEO may terminate the agreement for good reason. If the employer terminates the employment agreement without cause or the NEO terminates the employment agreement for good reason (provided there has not been a change in control within the preceding 12 months), then the NEO will be entitled to monthly payments equal to the average monthly cash compensation for 12 months (or until the executive obtains comparable employment as defined in the employment agreements, if earlier). Payment of any severance payment under any employment agreement is subject to the NEO’s execution and delivery to the Bank or the Company of a severance and release agreement.

Each employment agreement mandates that the NEO protect specific confidential information (as defined in the employment agreements. Further, each NEO must refrain from competing with any member of the “employer group” (as defined in the employment agreements) during the term of his or her employment and for one year following the termination of their employment must refrain from using confidential information to solicit any employee of any member of the employer group.

Termination of Employment and Change in Control Provisions
The Compensation Committee believes that a change in control transaction, or potential change in control transaction, would create uncertainty regarding the continued employment of our executives. This is because many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executives to remain employed with us during an important time when their continued employment in connection with or following a transaction is often uncertain and to help keep our executives focused on our business rather than on their personal financial security, we believe that providing certain of our executives with severance benefits upon certain terminations of employment is in the best interests of our Company and our shareholders.
The NEOs have specific change of control and severance provisions in their employment agreements and if applicable, their Executive Salary Continuation Agreement with the Bank. We have disclosed the severance and change in control payouts that would be payable to each NEO if the triggering event occurred on December 31, 2025, in the “Potential Payments Upon Termination or Change in Control” section in this proxy statement.

2025 Risk Assessment
Each year, the Company performs a risk analysis of each of its compensation programs. If warranted, the Compensation Committee will recommend changes to address concerns or considerations raised in the risk review process. Changes may be recommended for the program design or its oversight and administration in order to mitigate unreasonable risk, if any is determined to exist. The Compensation Committee has concluded that the Company’s compensation arrangements do not encourage any employees to take unnecessary and excessive risks. We do not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations
We have historically structured incentive compensation arrangements with a view toward qualifying them as performance-based compensation exempt from the deduction limitations under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), although we have viewed and continue to view the availability of a tax deduction as only one relevant consideration. The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success.

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee serves or has served as an employee of the Company or its subsidiaries. There are no common participants between the compensation committee of any other entity and the Company.

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Compensation Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (the CD&A) with management. Based on these reviews and discussions, the Committee recommends to the Board of Directors that the CD&A be included in the Company’s Definitive Proxy Statement for the 2026 Annual Meeting of Shareholders.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Robert H. Bartlein (Chairman)
Daniel N. Cunningham
Tom L. Dobyns*
F. T. “Tommy” Elliott, IV
Steven D. McDonald
William S. Smittcamp*
March 30, 2026

*Retired from the board effective March 31, 2026

SUMMARY COMPENSATION TABLE
The following table sets forth information regarding compensation earned by the individuals who served as CEO and CFO, and the other three highest paid executive officers (Named Executive Officers or NEOs) for services rendered to the Company for the fiscal years ended December 31, 2025, 2024, and 2023. Bonuses are paid under the Company’s applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.

Name and Principal Position	Year	Salary($)	Stock Awards ($) (6)	Non-Equity Incentive Plan Compen-sation ($) (7)	Bonus ($) (7)	Change in Pension Value($) (8)	All Other Compensation ($)		Total ($)
James J. Kim, Chief Executive Officer and President (1)	2025	616,346	192,512	333,750	41,250	—	80,926	(9)	1,264,784
	2024	546,154	184,000	274,725		—	115,627		1,120,506
	2023	509,615	131,246	209,882		5,779	77,464		933,986
Martin E. Plourd, Former President (2)	2025	525,000	32,000	—		—	63,771	(10)	620,771
	2024	383,654	30,000	—		—	574,912		988,566
Shannon R. Livingston, Executive Vice President and Chief Financial Officer (3)	2025	347,692	125,000	175,000			72,702	(11)	720,394
	2024	325,385	125,000	177,870		—	58,920		687,175
	2023	262,644	88,000	159,000		—	23,870		533,514
Jeffrey M. Martin, Executive Vice President, Chief Banking Officer (4)	2025	307,115	120,000	124,000		—	71,188	(12)	622,303
	2024	273,269	100,000	107,531		—	64,592		545,392
	2023	231,923	70,000	82,250		—	56,473		440,646
Blaine C. Lauhon, Executive Vice President, Chief Operating Officer (5)	2025	307,115	70,000	104,367			86,651	(13)	$568,133
	2024	282,692	30,000	138,257			74,052		$525,001
	2023	265,692	30,000	121,500		1,582	61,872		$480,646

(1)Mr. Kim was named as Director, President and Chief Executive Officer of the Company and Bank on November 1, 2021. Upon the effective date of the completed merger on April 1, 2024, Mr. Kim served as CEO of the Company and President and CEO of the Bank. On April 1, 2026, Mr. Kim reassumed the additional title of President subsequent to Mr. Plourd’s retirement as President of the Company. Prior becoming CEO, he served as Executive Vice President and Chief Operating Officer of the Bank.
(2)Mr. Plourd was hired as President of the Company on April 1, 2024 upon the effective date of the completed merger with Community West Bancshares. Mr. Plourd retired as President of the Company effective March 31, 2026, at which time Mr. Kim assumed the additional title of President.
(3)Ms. Livingston was hired as Executive Vice President and Chief Financial Officer of the Company and Bank on February 14, 2023.
(4)Mr. Martin was hired in April 2022 as Executive Vice President, Regional Executive, and promoted to Chief Banking Officer on April 1, 2024.
(5)Mr. Lauhon was promoted from Chief Banking Officer to Chief Administrative Officer on April 1, 2024, and promoted to Chief Operating Officer on December 1, 2024.
(6)The amounts shown reflect the applicable full grant-date fair values for stock awards in accordance with FASB ASC Topic 718 (excluding the effect of forfeitures), and are reported for the fiscal year during which the stock awards were issued. Additional discussion is set out in Note 14 to the audited consolidated financial statements included in the Company’s Annual Report that accompanies this proxy statement and incorporated by reference.
(7)The amounts shown for 2025 reflect payments made under the terms of Mr. Kim’s incentive provisions of his employment agreements plus an additional bonus, and for the other NEOs the Senior Management Incentive Plan for 2025 performance, and in each case paid in the first quarter of 2026. The incentive awards were paid in cash for the NEOs. See the “Compensation Discussion and Analysis” section.
(8)The amounts shown for 2025 represent only the aggregate change in the actuarial present value of the accumulated benefit under the Company’s Salary Continuation Agreements with certain executives from December 31, 2024 to December 31, 2025. The amounts were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts that the NEO may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 14 to the Company’s consolidated financial statements included in the Company’s Annual Report that accompanies this proxy statement. Due to an increase in the discount rate used to compute the present value factor in 2025 and 2024, there was no increase in pension value during 2025 or 2024.
(9)Includes for 2025, $18,000 auto allowance, $27,632 group insurance benefit allowance, $27,500 contributed to the Bank’s 401(k) Plan for Mr. Kim’s account, and $7,794 country club membership dues.
(10)Includes for 2025, $10,432 auto allowance equivalent for a Company automobile, $19,639 group insurance benefit allowance, $27,500 contributed to the Bank’s 401(k) Plan for Mr. Plourd’s account, $200 cell phone allowance and $6,000 for country club membership dues.
(11)Includes for 2025, $18,000 auto allowance, $15,132 group insurance benefit allowance, $26,175 contributed to the Bank’s 401(k) Plan for Ms. Livingston’s account, and $13,395 for country club membership dues.
(12)Includes for 2025, $18,000 auto allowance, $25,688 group insurance benefit allowance, and $27,500 contributed to the Bank’s 401(k) Plan for Mr. Martin’s account.
(13)Includes for 2025, $18,000 auto allowance, $28,856 group insurance benefit allowance, $27,500 contributed to the Bank’s 401(k) Plan for Mr. Lauhon’s account, $4,471 for PTO cash-out, and $7,824 for country club membership dues.

Grants of Plan-Based Awards Table

The following table provides information on the potential performance-based awards available if defined performance objectives were achieved in 2025 for each of the Company’s NEOs, and stock options or other stock awards granted to the NEOs for the year ended December 31, 2025:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant date Fair Value of Stock and Option Awards ($)
Name	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
James J. Kim	187,500	375,000	562,500	—	—	—	10,201	192,512
Martin E. Plourd	N/A	N/A	N/A	N/A	N/A	N/A	1,819	32,000
Shannon R. Livingston	87,500	175,000	262,500	—	—	—	7,103	125,000
Jeffrey M. Martin	62,000	124,000	186,000	—	—	—	6,819	120,000
Blaine C. Lauhon	69,750	139,500	209,250	—	—	—	3,978	70,000

(1)These potential performance-based awards were established under the terms of Mr. Kim’s incentive provisions of his employment agreement, and for the other NEOs the 2025 Senior Management Incentive Plan if the target level of performance was achieved in 2025 as described further in the “Compensation Discussion and Analysis.” They do not represent the actual payments made to the NEOs. The payments made for actual performance in 2025 are reflected in the Summary Compensation Table.
(2)Represents time-based restricted stock awards which vest above as described under “Long-Term Equity Incentive Compensation”.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding equity awards for the NEOs with outstanding options classified as exercisable and unexercisable, and unvested restricted stock, as of December 31, 2025.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) (7)
James J. Kim					1,880	(1)	42,300
					3,094	(2)	69,615
					7,420	(3)	166,950
					10,201	(4)	229,523
Martin E. Plourd	9,243		13.33	2/22/2027
	6,557		13.33	2/22/2027
	3,160		14.21	12/20/2027
	4,740		14.21	12/20/2027
	6,102		13.66	11/14/2028
	9,699		13.66	11/14/2028
	9,480		13.84	2/26/2030
	6,320		13.84	2/26/2030
	948		8.79	4/29/2030
	1,422		8.79	4/29/2030
	12,831		12.81	2/25/2031
	6,920		12.81	2/25/2031
	15,800		16.67	11/18/2031
	7,900		18.93	11/16/2032
					1,819	(5)	40,928
Shannon R. Livingston					2,110	(6)	47,475
					5,054	(7)	113,715
					7,103	(8)	159,818
Jeffrey M. Martin					1,679	(6)	37,778
					4,043	(7)	90,968
					6,819	(8)	153,428
Blaine C. Lauhon					720	(6)	16,200
					1,213	(7)	27,293
					3,978	(8)	89,505

(1) Such shares are subject to forfeiture during the vesting period, which is 20% per year, with two vesting dates remaining of February 1, 2026 and February 1, 2027.
(2) Such shares are subject to forfeiture during the vesting period, which is 20% per year, with three vesting dates remaining of February 1, 2026, February 1, 2027 and February 1, 2028.
(3) Such shares are subject to forfeiture during the vesting period, which is 20% per year, with four vesting dates of January 17, 2026, January 17, 2027, January 17, 2028 and January 17, 2029.
(4) Such shares are subject to forfeiture during the vesting period, which is 20% per year with vesting dates of January 23, 2027, January 23, 2028, January 23, 2029, January 23, 2030 and January 23, 2031.
(5) Such shares are subject to forfeiture during the vesting period, which is 12 months, with a vesting date of May 7, 2026.
(6) Such shares are subject to forfeiture during the vesting period, which is 33 1/3% per year, with one remaining vesting date of May 17, 2026.
(7) Such shares are subject to forfeiture during the vesting period, which is 33 1/3% per year, with two remaining vesting dates of May 30, 2026, and May 30, 2027.

(8) Such shares are subject to forfeiture during the vesting period, which is 33 1/3% per year, with vesting dates May 7, 2026, May 7, 2027, and May 7, 2028.
(9) Market value of shares that have not vested as of fiscal year end at December 31, 2025 was calculated using the closing price per share of the Company’s Common Stock on the Nasdaq Capital Market on that date of $22.50.

Option Exercises and Stock Vested

The following table shows option exercises and stock awards vested for the NEOs during the year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
James J. Kim	—	—	941	18,340
	—	—	1,032	20,114
	—	—	1,855	35,060
Martin E. Plourd			1,820	32,396
	9,405	100,861	—	—
	19,751	238,016	—	—
Shannon R. Livingston	—	—	2,111	38,864
			2,527	44,981
Jeffrey M. Martin	—	—	622	11,339
	—	—	1,678	30,892
	—	—	2,022	35,992
Blaine C. Lauhon	—	—	622	11,339
	—	—	719	13,237
	—	—	607	10,805

(1)Value realized on stock awards vested is based on the market value of the underlying shares on the vesting date.

Pension Benefits

The following table discloses the estimated present value (based on a discount rate of 5.49%) of total benefits if the participant retires at normal retirement age.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
James J. Kim	Executive Salary Continuation Agreement	See Note (2)	981,375	(1) (2)
	Endorsement Method Split Dollar Plan	N/A	See Note	(2)
Shannon R. Livingston	Executive Salary Continuation Agreement	See Note	1,533,400	(1) (3)
	Endorsement Method Split Dollar Plan	N/A	See Note	(3)
Blaine C. Lauhon	Executive Salary Continuation Agreement	N/A	473,222	(1) (4)
	Endorsement Method Split Dollar Plan	N/A	See Note

(1)The method used to calculate the retirement benefit, based on assumptions used for financial reporting purposes under generally accepted accounting principles, is a present value calculation using a discount rate of 5.49%. See Notes Summary of Significant Accounting Policies and Share-Based Compensation in the Company’s consolidated financial statements included in the Company’s Annual Report that accompanies this proxy statement and is incorporated by reference for further details on Executive Salary Continuation Plans.
(2)Effective April 1, 2020. Under the terms of Mr. Kim’s Salary Continuation Agreement for normal retirement, if he retires on or after March 1, 2038, he is eligible to receive an annual benefit equal to $80,000 per year, payable in monthly installments, over a 15 year period which increases for inflation at 3% each year. If Mr. Kim retires on or after March 1, 2033 and prior to March 1, 2038, he is eligible for an early retirement benefit. The amount of early retirement benefit would be based on the present value of the early retirement benefit payments, payable over 15 years in monthly installments, and increased 3% annually for inflation. In the event of death, the Salary Continuation Agreement immediately terminates. Additionally, under the terms of Mr. Kim’s Life Insurance Endorsement Method Split Dollar Plan, his beneficiaries are entitled to receive certain benefits in the event of his death. Should he be employed by the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of the retirement benefit provided for in the Executive Salary Continuation Agreement or 100% of the total insurance policy proceeds, whichever amount is less. Should he be retired from the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under his Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less. The Bank is entitled to any insurance policy death benefits remaining after payment to Mr. Kim’s beneficiary. In either case, the Bank’s obligations under a the agreement are terminated on Mr. Kim’s death. As noted above, on January 30, 2025, the Bank and Mr. Kim entered into an amendment to Mr. Kim's salary continuation agreement. Whereas under the original agreement Mr. Kim would only be entitled to benefits under the agreement if he retired on or after March 1, 2038, under the amended agreement Mr. Kim may retire before that date and would be entitled to the amount accrued by the Bank under GAAP for the Bank's obligation under the agreement.
(3)Under the terms of Ms. Livingston’s Salary Continuation Agreement for normal retirement, if she retires on or after normal retirement age of 62, she is eligible to receive an annual benefit equal to $125,000 per year, payable in annual installments, over a 15 year period. In addition, if Ms. Livingston retires prior to normal retirement age, she is eligible for an early retirement based on the present value of the amount accrued by the Bank under GAAP for the Bank’s obligation under the agreement. In the event of death, the Salary Continuation Agreement immediately terminates. Additionally, under the terms of Ms. Livingston’s Life Insurance Endorsement Method Split Dollar Plan, her beneficiaries are entitled to receive certain benefits in the event of her death. Should she be employed by the Bank at the time of death, her beneficiaries are entitled to a lump sum payment equal to the present value of the retirement benefit provided for in the Executive Salary Continuation Agreement or 100% of the total insurance policy proceeds, whichever amount is less. Should she be retired from the Bank at the time of death, her beneficiaries are entitled to a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under her Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.
(4)Under the terms of Mr. Lauhon’s Salary Continuation Agreement for normal retirement, if he retires on or after March 1, 2028, he is eligible to receive an annual benefit equal to $60,000 per year, payable in annual installments, over a 10 year period. If Mr. Lauhon retires on or after January 1, 2015 and prior to February 6, 2028, he is eligible for an early retirement benefit. The amount of early retirement benefit would be based on the present value of the early retirement benefit payments, payable over 10 years in annual installments. In the event of death, the Salary Continuation Agreement immediately terminates. Additionally, under the terms of Mr. Lauhon’s Life Insurance Endorsement Method Split Dollar Plan, his beneficiaries are entitled to receive certain benefits in the event of his death. Should he be employed by the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of the retirement benefit provided for in the Executive Salary Continuation Agreement or 100% of the total insurance policy proceeds, whichever amount is less. Should he be retired from the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under her Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.

Potential Payments Upon Termination or Change in Control

The NEOs’ employment agreements and those NEOs that have a Salary Continuation Agreement require the Company to provide compensation to the NEOs in the event of a termination of employment or a change in control of the Company.
The CEO and CFO have a Salary Continuation Agreement that is eligible for early termination benefits based on the accrued benefit as of the termination date. Mr. Lauhon has a Salary Continuation agreement that is eligible for early termination benefits beginning on or after January 1, 2015. Involuntary termination means the executive’s employment terminates by action of the Bank prior to retirement, and such termination of employment is not for cause. In the event the executive’s employment terminates for cause prior to retirement, their Executive Salary Continuation Agreement immediately terminates and the executive forfeits all benefits under the agreement. Upon a change in control, the Bank shall pay the executive a lump sum payment equal to the present value of 100% of the benefit that the executive would have received had the executive been employed until normal retirement.
The employment agreements for the Executive Vice Presidents provide for a lump sum payment equal to the average monthly total cash compensation paid to the Executive during the most recent three previous years multiplied by 18 (or, with respect to Mr. Kim and Mr. Plourd, 24) in the event of a change in control. In the event the executive has been employed less than three years from the effective date of the agreement, the monthly cash compensation amount shall be determined by using the executive’s compensation history from the effective date. In the event of termination of the employment agreement by the executive for good reason or by the Company without cause, the executive shall be entitled to receive monthly severance payments equal to 12 months. In the event of dissolution or liquidation of the Company or a merger or change in control, unexercised stock options and unvested restricted stock vest immediately.
The payments to be made to each NEO under his/her employment agreement are subject to a limitation in that, if all or a portion of any payment, alone or together with any other compensation or benefit, would be a non-deductible expense to the Company or the Bank by reason of Code Section 280G, the benefits and payments payable shall be reduced as necessary to avoid the application of Section 280G.
Set out below in tabular form are estimated payments that would have been made to each NEO had a termination event or change in control event occurred at December 31, 2025. The discount factor used for all net present value calculations was 5.49%.

Potential Payments Upon Termination or Change in Control

Name/Event	Employment Agreement ($)	Accelerate Restricted Stock ($)	Life Insurance ($)	Salary Continuation ($)	Total ($)
James J. Kim
Voluntary termination for good reason	830,157	—	—	—	830,157
Involuntary termination for cause	—	—	—	—	—
Involuntary termination without cause	830,157	—	—	—	830,157
Change of control	1,660,315	438,773	—	981,375	3,080,463
Death	—	—	285,178	—	285,178
Disability	—	—	—	—	—
Retirement	—	—	—	—	—
Martin E. Plourd
Voluntary termination for good reason	525,000	—	—	—	525,000
Involuntary termination for cause	—	—	—	—	—
Involuntary termination without cause	525,000	—	—	—	525,000
Change of control	1,050,000	40,928	—	—	1,090,928
Death	—	—	—	—	—
Disability	—	—	—	—	—
Retirement	—	—	—	—	—
Shannon R. Livingston
Voluntary termination for good reason	547,172	—	—	—	547,172
Involuntary termination for cause	—	—	—	—	—
Involuntary termination without cause	547,172	—	—	—	547,172
Change of control	820,758	207,293	—	1,533,400	2,561,451
Death	—	—	43,379	—	43,379
Disability	—	—	—	—	—
Retirement	—	—	—	—	—
Jeffrey M. Martin
Voluntary termination for good reason	463,951	—	—	—	463,951
Involuntary termination for cause	—	—	—	—	—
Involuntary termination without cause	463,951	—	—	—	463,951
Change of control	695,927	282,174	—	—	978,101
Death	—	—	—	—	—
Disability	—	—	—	—	—
Retirement	—	—	—	—	—
Blaine C. Lauhon
Voluntary termination	285,166	—	—	—	285,166
Involuntary termination for cause	—	—	—	—	—
Involuntary termination without cause	285,166	—	—	—	285,166
Change of control	427,750	132,998	—	473,222	1,033,970
Death	—		419,541	—	419,541
Disability	—		—	—	—
Retirement	—		—	—	—

CEO Ratio Based on 2025 Compensation

We determined that the 2025 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2025, other than our CEO, Mr. James J. Kim, was $103,069. Mr. Kim’s 2025 annual total compensation was $1,223,534 (salary of $625,000 as of March 1, 2025 plus annual incentive and all other compensation), and the ratio of these amounts was 1-to-8.42.
To identify the median compensated employee, we used cash compensation consisting of wages (including base salary, overtime, incentive pay and commissions), which we measured over calendar year 2025, annualizing wages for those permanent employees who did not work for the entire 12-month period.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

							Value of Initial Fixed $100 Investment on 12/31/2020:
Fiscal Year	Summary Compensation Table Total for PEO (1) ($)	“Compensation Actually Paid” to PEO (1) (5) ($)	Summary Compensation Table Total for PEOII (2) ($)	“Compensation Actually Paid” to PEOII (2) (5) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)	Average “Compensation Actually Paid” to Non-PEO NEOs (3) (5) ($)	Company Total Shareholder Return ($)	Peer Group Total Shareholder Return (4) ($)	Net Income (in millions) ($)	Avg. Non-Brokered Deposits (in millions) ($)
2025	1,264,784	1,378,642	—	—	632,901	679,036	172	153	38.168	2,626
2024	1,120,506	1,117,715	—	—	881,810	883,617	144	143	7.666	2,367
2023	933,986	931,654	—	—	483,377	521,801	162	127	26.645	2,063
2022	862,814	857,239	—	$—	419,515	423,467	149	127	26.645	2,156
2021	527,725	764,492	535,829	$764,514	403,759	407,839	143	137	28.401	1,975
(1)The Company’s principal executive officer (“PEO”) reported above for 2021, 2022, 2023, 2024, and 2025 is James J. Kim
(2)The Company’s principal executive officer II (“PEOII”) reported above for 2021 is James M. Ford
(3)The Company’s non-PEO “NEOs” represent the following individuals:

2025: Martin E. Plourd, Shannon R. Livingston, Jeffrey M. Martin, and Blaine C. Lauhon
2024: Martin E. Plourd, Shannon R. Livingston, T. Joseph Stronks and Jeffrey M. Martin
2023: Shannon R. Livingston, Blaine C. Lauhon, Patrick A. Luis and Jeffrey M. Martin
2022: Dawn P. Crusinberry, Blaine C. Lauhon, Patrick A. Luis, A. Kenneth Ramos and Dave A. Kinross
2021: Blaine C. Lauhon, Patrick A. Luis, A. Kenneth Ramos and Dave A. Kinross
(4)Peer Group TSR reflects the value of a $100 investment in the KBW Regional Banking Index beginning on December 31, 2020, through and including the end of the fiscal year for which our cumulative total shareholder return is provided.
(5)To calculate Compensation Actually Paid (“CAP”) for the PEOs and Non-PEO NEOs, the following adjustments were made to SCT total compensation, calculated in accordance with the SEC methodology for determining CAP for 2025; refer to proxy materials filed in 2025 for 2021, 2022, 2023, and 2024 fiscal year detail:

	2025
	James J. Kim	Average Non-CEO NEOs
Total Compensation from Summary Compensation Table	$1,264,784	$632,901

Adjustments for Pension
Adjustment Summary Compensation Table Pension	$—	$—
Amount added for current year service cost	$23,988	$10,571
Total Adjustments for Pension	$23,988	$10,571

Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation table	$(192,512)	$(86,750)
Year-end fair value of unvested awards granted in the current year	$233,218	$112,103
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$41,387	$12,004
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(1,846)	$(5,409)
Dividends or dividend equivalents not otherwise included in total compensation	$9,623	$3,616
Total Adjustments for Equity Awards	$89,870	$35,564
Compensation Actually Paid (as calculated)	$1,378,642	$679,036

Tabular List of Financial Performance Measures:
The following is an unranked list of the most important financial performance measures used by us to link compensation actually paid to the PEO and other NEOs to our performance for the most recently completed fiscal year

•Growth in Net Income
•Growth in Average Loans
•Growth in Average Non-Brokered Deposits

Graphical Representation of CAP and Performance
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•The Company’s cumulative TSR and the Peer Group’s cumulative TSR;
•The Company’s Net Income; and
•The Company Selected Measure, for which we have selected Average Non-Brokered Deposits.

CAP vs. TSR
Compensation ($000s)
1600
1400
1200
1000
800
600
400
200
0
240
210
180
150
120
90
60
30
0
Total Shareholder Return on $100 Invested at 12/31/2020
12/31/20
12/31/21
12/31/22
12/31/23
12/31/24
12/31/25
PEO I Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
PEO II Compensation Actually Paid
KBW Regional Banking Index value of $100 investment 12/31/20
CWBC value of $100 invested 12/31/20

CAP vs. Net Income
1600
1400
1200
1000
800
600
400
200
0
Compensation ($000s)
40
35
30
25
20
15
10
5
0
Net Income ($ Mil.)
12/31/21
12/31/22
12/31/23
12/31/24
12/31/25
PEO I Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
PEO II Compensation Actually Paid
Net Income ($Mil.)

CAP vs. Average Non-Brokered Deposits
Compensation ($000s)
1600
1400
1200
1000
800
600
400
200
0
Avg Non-Brokered Deposits ($Mil.)
3200
2800
2400
2000
1600
1200
800
400
0
12/31/2021
12/31/2022
12/31/2023
12/31/2024
12/31/2025
PEO I Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
PEO II Compensation Actually Paid
Average Non-Brokered Deposits ($Mil.)

Most Important Financial Measures

The following is an unranked list of the most important financial performance measures used by us to link compensation actually paid to the CEO and other NEOs to our performance for the most recently completed fiscal year:

•Growth in net income
•Growth in average loans
•Growth in average non-brokered deposits

COMPENSATION OF DIRECTORS

The members of the Board do not receive fees for attendance at Board or Board Committee meetings.
The Chairman of the Board of the Company receives a $72,000 annual fee and all other directors (excluding employee directors) of the Company receive an annual fee of $48,000. The committee chairs receive an additional $6,000 per year. The fees paid to directors are based on comparable amounts paid by other financial institutions in the Company’s geographic market area.
Aggregate Company directors’ fees in the sum of $576,900 were paid (including amounts deferred under Deferred Compensation Agreements between the Company and certain of its directors) during the year ended December 31, 2025.
On May 7, 2025, an award of 1,819 shares of restricted stock was granted to each of the non-employee members of the Board pursuant to the Central Valley Community Bancorp 2015 Omnibus Incentive Plan. Such shares are subject to forfeiture to the Company during the one-year vesting period from the grant date.

DEFERRED COMPENSATION AGREEMENTS

Five of the Company’s non-employee directors have entered into deferred compensation agreements with the Company, electing to defer some or all of their fees in exchange for the Company’s promise to pay a deferred benefit in the future. A deferred compensation agreement allows a non-employee director to reduce current taxable income in exchange for larger payments at retirement, when the recipient could be in a lower tax bracket. Deferred director fees are expensed by the Company and are set aside in a separate liability account. Credited on the account balance at a rate determined annually by the Board, interest on deferred fees continues to accrue until the director’s service terminates and payment of benefits commences. Payment of accrued benefits, represented by the account balance, can be made in a lump sum or in installments, at each participating director’s election. After retirement, benefit payments are taxable income to the participating director and are deductible expenses to the Company as they are paid. The deferred compensation arrangement with non-employee directors is an unfunded plan, which means that a participating director has no rights beyond those of a general creditor of the Company, and no specific Company assets are set aside for payment of account balances. A director whose service terminates for cause forfeits all accrued interest and is entitled solely to the fees previously deferred.
The Company has a universal life insurance policy insuring the life of each participating director. The Company is the owner of each policy. Each non-employee director who has entered into a deferred compensation agreement has also entered into a related Split Dollar Agreement and Endorsement. Under the Split Dollar Agreement and Endorsement, the Company and each participating director agree to a division of death benefits under the life insurance policies. A Split Dollar Agreement and Endorsement provides that a director’s designated beneficiary(ies) is entitled at the director’s death to receive life insurance proceeds:
•In an amount equal to the balance of the Deferral Account maintained by the Company for the Insured under the Deferred Fee Agreement as of the date of the Insured’s death.
•The amount paid to the Insured, the Insured’s transferee and the Insured’s beneficiary(ies) or estate shall be reduced by any amounts paid under the Deferred Fee Agreement and the Insured, the Insured’s transferee and the Insured’s beneficiary(ies) or estate shall have no rights or interest in the Policy beyond the amount due and payable.

In either case, the Company’s obligations under a deferred compensation agreement are terminated on the director’s death. The Company is entitled to any insurance policy death benefits remaining after payment to the director’s beneficiary(ies). The Company expects to recover in full from its portion of the policies’ death benefits all life insurance premiums previously paid by the Company. The policies serve informally as a source of financing for the Company’s deferred compensation obligations arising out of a director’s death before retirement, as well as an investment to finance post-retirement payment obligations. Although the Company expects the policies to serve as a source of funds for death benefits payable under the deferred compensation agreements, as noted above the directors’ contractual entitlements are not funded. These contractual entitlements remain contractual liabilities of the Company, payable after the directors’ termination of service.

DIRECTOR COMPENSATION TABLE
The information on non-employee Directors’ compensation in the table below is for the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Robert H. Bartlein	53,400	32,000		85,400
Suzanne M. Chadwick	46,900	32,000		78,900
Daniel N. Cunningham	53,000	32,000	24,111	109,111
Tom L. Dobyns	52,400	32,000		84,400
Daniel J. Doyle	75,200	32,000	8,288	115,488
F.T. “Tommy” Elliott, IV	49,400	32,000		81,400
Robert J. Flautt	52,400	32,000	5,970	90,370
James W. Lokey	52,400	32,000		84,400
Adriana Majarian	49,900	32,000		81,900
Steven D. McDonald	52,400	32,000	4,766	89,166
Dorothea D. Silva	40,500	32,000		72,500
William S. Smittcamp	49,400	32,000	3,364	84,764
Kirk B. Stovesand	49,900	32,000		81,900

(1)The amounts shown reflect the applicable full grant-date fair values for stock awards in accordance with FASB ASC Topic 718 (excluding the effect of forfeitures), and are reported for the fiscal year during which the stock awards were issued. Additional discussion is set out in Note 13 to the audited consolidated financial statements included in the Company’s Annual Report that accompanies this proxy statement, and is incorporated herein by reference.
(2)Represents the imputed dollar values for insurance coverage under the Split Dollar Agreement and Endorsement plan discussed above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There have been no material transactions since January 1, 2025, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which any director, executive officer, five-percent shareholder or any member of the immediate family of any of the foregoing persons had, or will have, a direct or indirect material interest.
During the normal course of business, the Company enters into loans with related parties, including executive officers and directors. These loans are made with substantially the same terms, including rates, collateral and repayment terms, as those prevailing at the same time with unrelated parties, and do not involve more than the normal risk of collectability or represent other unfavorable features. The loans are exempt from the loan prohibitions of the Sarbanes-Oxley Act.

Policy and Procedures on Related Person Transactions
The Board has not adopted a written related party transactions policy, but addresses such transactions pursuant to its written code of ethics. Under the code of ethics, Company personnel are expected to make immediate disclosure of situations that might create a conflict of interest, or the perception of a conflict of interest, which includes transactions involving entities with which such personnel are associated. The Board recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Such transactions, after full disclosure of the material terms to the Board, must be approved by the members of the Board who are not parties to the specific transaction to determine that they are just and reasonable to the Company at the time of such approval, with those members of the Board (if any) who have an interest in the transaction abstaining. Such procedures are consistent with the terms of California corporate law.

CODE OF ETHICS AND CONDUCT

The successful business operation and reputation of Community West Bancshares is built upon the principles of fair dealing and ethical conduct of all our officers and employees. Shareholders and our employees look to and have the expectation that our chief executive officer, chief financial officer and all senior officers set the highest standards of conduct to promote:
•Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•Full, fair, accurate, timely, and understandable disclosure in reports and documents that are filed with, or submitted to, the Securities Exchange Commission, and in other public communications made by the Company;
•Compliance by Community West Bancshares with all applicable laws and regulations, industry compliance guidelines, and the conduct of the Company’s business by its directors, officers and employees in accordance with the letter, spirit, and intent of all relevant laws and that they will refrain from any illegal, dishonest, or unethical conduct;
•The prompt internal reporting to the Chairman of the Board of any violations of the code; and
•Accountability for adherence to the code.

Our reputation for honesty and excellence requires careful observance of the spirit and letter of all applicable laws and regulations, as well as a scrupulous regard for the highest standards of conduct and personal integrity. The continued success of Community West Bancshares is dependent upon our shareholders’ and customers’ trust and we are dedicated to earning, retaining, and rewarding that trust.
A copy of the Code of Ethics and Conduct adopted by the Company may be requested by writing Megan Doty, Corporate Legal Secretary, Community West Bancshares, 7100 N. Financial Drive, Suite 101, Fresno, California 93720 and may also be accessed electronically at the Company website at www.communitywestbank.com.

ESG STATEMENT
We are proud to share how our Company strives to better serve our team, clients and communities. To view a copy of our Corporate and Community Responsibility (ESG and DEI) statement, please visit the About Us/Corporate Responsibility section of our website at www.communitywestbank.com.

SHAREHOLDER COMMUNICATION

Shareholders may send recommendations for director nominees or other communications to the Board or any individual director at the following address. All communications received are reported to the Board or the individual directors:

Board of Directors (or Compensation or Nomination Committee, or name of individual director)
c/o Megan Doty
Corporate Legal Secretary
Community West Bancshares
7100 N. Financial Drive, Suite 101
Fresno, California 93720

While the Board has not adopted a formal process regarding shareholder communications, all communications received are reported to the Board or the individual directors, and the Board historically has not encountered inadequacies in handling such communications in this fashion.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We are asking our shareholders to ratify the selection of the firm of Baker Tilly US, LLP as our independent registered public accounting firm. Baker Tilly US, LLP served as the Company’s independent registered public accounting firm for 2025 after its acquisition of Moss Adams LLP, the Company’s then-independent registered public accounting firm, in June 2025. Although ratification is not required by our Bylaws, the SEC, or the Nasdaq Stock Market, the Board is submitting the selection of Baker Tilly US, LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection of Baker Tilly US, LLP, however, we reserve the discretion to retain Baker Tilly US, LLP as our independent registered public accounting firm for 2026. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives from the accounting firm of Baker Tilly US, LLP will be present at the Annual Meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

Except as set forth below, the following table presents the aggregate fees incurred for the years ended December 31, 2025 and 2024 by Baker Tilly US, LLP.

Fees	2025 (5)	2024 (4)
Audit Fees (1)	$840,000	$1,000,580
Audit-Related Fees (2)	17,500	23,500
Tax Fees (3)	44,000	40,000

(1)Audit fees include professional services in connection with the audit of the Company’s consolidated financial statements, review of consolidated financial statements included in the Company’s quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements as well as reimbursement for out of pocket costs.
(2)Audit-related fees represent fees for professional services such as the audit of the Company’s employee benefit plan.
(3)Tax service fees consist of compliance fees for the preparation of tax returns and quarterly estimated tax payments. Tax service fees also include fees relating to tax consulting and planning other than for tax compliance and preparation.
(4)Reflects fees paid to Moss Adams, LLP, which was acquired by Baker Tilly US, LLP in June 2025.
(5)Reflects fees paid to Moss Adams LLP prior to its acquisition by Baker Tilly US, LLP in June 2025 and fees paid to Baker Tilly US, LLP after such time.

The Audit Committee has determined that the provision of services, in addition to audit services, rendered by Baker Tilly US, LLP and the fees paid there for in fiscal year 2025 were compatible with maintaining Baker Tilly US, LLP’s independence.
The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee of the Board and the Board recommend a vote FOR the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The proxy holders intend to vote all proxies they hold in favor of the proposal. If no instruction is given, the proxy holders intend to vote FOR approval of the proposal.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires, among other things, that we permit a non-binding, advisory vote on the compensation of our NEOs, as described in the Compensation Discussion and Analysis, compensation tables, and accompanying narrative discussion contained in this proxy statement.
As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our NEOs with the interests of our shareholders. Our compensation practices are designed to encourage and motivate our NEOs to achieve superior performance on both a short-term and long-term basis while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
Accordingly, the Company is presenting this proposal, which gives you as a shareholder the opportunity to endorse or not endorse our executive pay program by voting for or against the following resolution:
“RESOLVED, that the shareholders approve the compensation of our NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures required by Item 402 of Regulation S-K contained in the proxy statement.”
As discussed in the Compensation Discussion and Analysis contained in this proxy statement, the Compensation Committee believes that the executive compensation for 2025 was reasonable and appropriate, and was the result of a carefully considered approach.
The vote on this resolution is not intended to address any specific item of compensation, but rather that overall compensation of our NEOs and the policies and practices described in this proxy statement. In the event this non-binding proposal is not approved by our shareholders, such a vote will not be construed as overruling a decision by the Board or the Compensation Committee, nor create or imply any additional fiduciary duty of the Board or Compensation Committee, nor will such a vote be construed to restrict or omit the ability of our shareholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the Board and the Compensation Committee will consider the non-binding vote of our shareholders to this proposal when reviewing compensation policies and practices in the future.

The Board recommends a vote FOR this Advisory Proposal on Executive Compensation. The proxy holders intend to vote all proxies in favor of this proposal. If no instruction is given, the proxy holders intend to vote FOR the proposal.

SHAREHOLDER PROPOSALS

The 2026 Annual Meeting of Shareholders of the Company will be held on May 27, 2026. Shareholder proposals intended to be presented at the 2026 Annual Meeting must be received by the Company at its principal executive office no later than February 20, 2026 and no earlier than January 21, 2026 in accordance with our Bylaws. Shareholder proposals for inclusion in the Company’s proxy statement for the 2026 meeting under Rule under Rule 14a-8 of the SEC rules must be submitted no later than December 5, 2025.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers to file reports with the SEC relating to their ownership and changes in ownership of our Common Stock. Based on information provided by our directors and executive officers and a review of such reports, we believe that all required reports were filed on a timely basis during 2025 and, except as previously reported, during prior fiscal years, and except for:
•A Form 3 filed on July 11, 2025, reporting the initial securities ownership of Hinson Thomas;
•A Form 4 filed on July 11, 2025, reflecting a restricted stock grant on May 7, 2025;
•A Form 4 filed on February 4, 2026, reflecting a transfer of shares by F. T. “Tommy” Elliott, IV to his children on December 29, 2025; and
•A Form 4 filed on September 16, 2025, reflecting the acquisition of shares by Dawn Cagle through the Purchase Plan on August 29, 2025.

OTHER MATTERS

The Board is not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this proxy statement is brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their judgment.

Dated: April 10, 2026 Fresno, California	For the Board of Directors /s/ Daniel J. Doyle Daniel J. Doyle Chairman of the Board

Community West Bancshares

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 AM, PT, on May 27, 2026.

Online
Go to **www.envisionreports.com/CWBC2026** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Sign up for electronic delivery at www.envisionreports.com/CWBC2026

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The board of directions recommends a vote FOR the election of directors nominated by the Board of Directors and FOR proposals 2 and 3.

+

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Robert H. Bartlein	☐	☐	02 - Daniel J. Doyle	☐	☐	03 - F.T. "Tommy" Elliott, IV	☐	☐
04 - Robert J. Flautt	☐	☐	05 - Jagroop "Jay" Gill	☐	☐	06 - James J. Kim	☐	☐
07 - James W. Lokey	☐	☐	08 - Andriana D. Majarian	☐	☐	09 - Steven D. McDonald	☐	☐
10 - Martin E. Plourd	☐	☐	11 - Dorothea D. Silva	☐	☐	12 - Kirk B. Stovesand	☐	☐
13 - Dora Westerlund	☐	☐						

Proposal	For	Against	Abstain
2. To approve the proposal to ratify the appointment of Baker Tilly US, LLP as the independent registered public accountant for the Company's 2026 fiscal year.	☐	☐	☐
3. To adopt a non-binding advisory resolution approving executive compensation.	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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